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                                                                     Exhibit 4.1

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                              PRESTIGE BRANDS, INC.

                    9 1/4% SENIOR SUBORDINATED NOTES DUE 2012

                                   ----------

                                    INDENTURE

                            Dated as of April 6, 2004

                                   ----------

                         U.S. BANK NATIONAL ASSOCIATION,
                                   as Trustee


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                                TABLE OF CONTENTS

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                                                                                                    PAGE
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ARTICLE 1.    DEFINITIONS AND INCORPORATION BY REFERENCE..............................................1

     Section 1.01.   Definitions......................................................................1

     Section 1.02.   Other Definitions...............................................................27

     Section 1.03.   Incorporation by Reference of Trust Indenture Act...............................28

     Section 1.04.   Rules of Construction...........................................................28

ARTICLE 2.    THE NOTES..............................................................................29

     Section 2.01.   Form and Dating.................................................................29

     Section 2.02.   Execution and Authentication....................................................30

     Section 2.03.   Registrar and Paying Agent......................................................30

     Section 2.04.   Paying Agent to Hold Money in Trust.............................................31

     Section 2.05.   Holder Lists....................................................................31

     Section 2.06.   Transfer and Exchange...........................................................31

     Section 2.07.   Replacement Notes...............................................................42

     Section 2.08.   Outstanding Notes...............................................................42

     Section 2.09.   Treasury Notes..................................................................43

     Section 2.10.   Temporary Notes.................................................................43

     Section 2.11.   Cancellation....................................................................43

     Section 2.12.   Payment of Interest; Defaulted Interest.........................................43

     Section 2.13.   CUSIP or ISIN Numbers...........................................................43

     Section 2.14.   Special Interest................................................................44

     Section 2.15.   Issuance of Additional Notes....................................................44

     Section 2.16.   Record Date.....................................................................44

ARTICLE 3.    REDEMPTION AND PREPAYMENT..............................................................44

     Section 3.01.   Notices to Trustee..............................................................44

     Section 3.02.   Selection of Notes to Be Redeemed...............................................45

     Section 3.03.   Notice of Redemption............................................................45

     Section 3.04.   Effect of Notice of Redemption..................................................46

     Section 3.05.   Deposit of Redemption Price.....................................................46

     Section 3.06.   Notes Redeemed in Part..........................................................46

     Section 3.07.   Optional Redemption.............................................................46

     Section 3.08.   Mandatory Redemption............................................................47

     Section 3.09.   Offer To Purchase...............................................................47

ARTICLE 4.    COVENANTS..............................................................................49

     Section 4.01.   Payment of Notes................................................................49
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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                                                                                                    PAGE
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     Section 4.02.   Maintenance of Office or Agency.................................................49

     Section 4.03.   Reports.........................................................................50

     Section 4.04.   Compliance Certificate..........................................................50

     Section 4.05.   Taxes...........................................................................50

     Section 4.06.   Stay, Extension and Usury Laws..................................................51

     Section 4.07.   Corporate Existence.............................................................51

     Section 4.08.   Payments for Consent............................................................51

     Section 4.09.   Incurrence of Additional Debt...................................................51

     Section 4.10.   Restricted Payments.............................................................54

     Section 4.11.   Liens...........................................................................57

     Section 4.12.   Asset Sales.....................................................................57

     Section 4.13.   Restrictions on Distributions from Restricted Subsidiaries......................59

     Section 4.14.   Affiliate Transactions..........................................................60

     Section 4.15.   Issuance or Sale of Capital Stock of Restricted Subsidiaries....................62

     Section 4.16.   Limitation on Layered Debt......................................................62

     Section 4.17.   Designation of Restricted and Unrestricted Subsidiaries.........................62

     Section 4.18.   Repurchase at the Option of Holders Upon a Change of Control....................64

     Section 4.19.   Future Guarantors...............................................................64

ARTICLE 5.    SUCCESSORS.............................................................................64

     Section 5.01.   Merger, Consolidation and Sale of Assets........................................65

     Section 5.02.   Successor Corporation Substituted...............................................66

ARTICLE 6.    DEFAULTS AND REMEDIES..................................................................66

     Section 6.01.   Events of Default...............................................................66

     Section 6.02.   Acceleration....................................................................68

     Section 6.03.   Other Remedies..................................................................68

     Section 6.04.   Waiver of Defaults..............................................................68

     Section 6.05.   Control by Majority.............................................................69

     Section 6.06.   Limitation on Suits.............................................................69

     Section 6.07.   Rights of Holders to Receive Payment............................................69

     Section 6.08.   Collection Suit by Trustee......................................................69

     Section 6.09.   Trustee May File Proofs of Claim................................................69

     Section 6.10.   Priorities......................................................................70

     Section 6.11.   Undertaking for Costs...........................................................70

ARTICLE 7.    TRUSTEE................................................................................70
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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     Section 7.01.   Duties of Trustee...............................................................70

     Section 7.02.   Rights of Trustee...............................................................71

     Section 7.03.   Individual Rights of Trustee....................................................72

     Section 7.04.   Trustee's Disclaimer............................................................72

     Section 7.05.   Notice of Defaults..............................................................72

     Section 7.06.   Reports by Trustee to Holders...................................................72

     Section 7.07.   Compensation and Indemnity......................................................73

     Section 7.08.   Replacement of Trustee..........................................................73

     Section 7.09.   Successor Trustee by Merger, etc................................................74

     Section 7.10.   Eligibility; Disqualification...................................................74

     Section 7.11.   Preferential Collection of Claims Against Company...............................75

ARTICLE 8.    LEGAL DEFEASANCE AND COVENANT DEFEASANCE...............................................75

     Section 8.01.   Option to Effect Legal Defeasance or Covenant Defeasance........................75

     Section 8.02.   Legal Defeasance and Discharge .................................................75

     Section 8.03.   Covenant Defeasance ............................................................75

     Section 8.04.   Conditions to Legal or Covenant Defeasance .....................................76

     Section 8.05.   Deposited Cash and U.S. Government Obligations to be Held in Trust;
                     Other Miscellaneous Provisions..................................................77

     Section 8.06.   Repayment to Company............................................................77

     Section 8.07.   Reinstatement...................................................................77

ARTICLE 9.    AMENDMENT, SUPPLEMENT AND WAIVER.......................................................78

     Section 9.01.   Without Consent of Holders of Notes.............................................78

     Section 9.02.   With Consent of Holders of Notes................................................78

     Section 9.03.   Compliance with Trust Indenture Act.............................................80

     Section 9.04.   Revocation and Effect of Consents...............................................80

     Section 9.05.   Notation on or Exchange of Notes................................................80

     Section 9.06.   Trustee to Sign Amendments, etc.................................................80

ARTICLE 10.   GUARANTEES.............................................................................80

     Section 10.01.  Guarantee.......................................................................80

     Section 10.02.  Limitation on Guarantor Liability...............................................82

     Section 10.03.  Execution and Delivery of Guarantee.............................................82

     Section 10.04.  Guarantors May Consolidate, etc., on Certain Terms..............................83

     Section 10.05.  Releases Following Merger, Consolidation or Sale of Assets, Etc. ...............83

ARTICLE 11.   SATISFACTION AND DISCHARGE.............................................................83

     Section 11.01.  Satisfaction and Discharge......................................................84
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                                TABLE OF CONTENTS
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     Section 11.02.  Deposited Cash and U.S. Government Obligations to be Held in Trust;
                     Other Miscellaneous Provisions..................................................84

     Section 11.03.  Repayment to Company............................................................84

ARTICLE 12.   SUBORDINATION..........................................................................85

     Section 12.01.  Agreement to Subordinate........................................................85

     Section 12.02.  Liquidation, Dissolution, Bankruptcy............................................85

     Section 12.03.  Default on Senior Debt..........................................................85

     Section 12.04.  Acceleration of Payment of Securities...........................................86

     Section 12.05.  When Distribution Must Be Paid Over.............................................86

     Section 12.06.  Subrogation.....................................................................86

     Section 12.07.  Relative Rights.................................................................87

     Section 12.08.  Subordination May Not Be Impaired by Company....................................87

     Section 12.09.  Rights of Trustee and Paying Agent..............................................87

     Section 12.10.  Distribution or Notice to Representative........................................87

     Section 12.11.  Article 12 Not to Prevent Events of Default or Limit Right to Accelerate........87

     Section 12.12.  Trust Moneys Not Subordinated...................................................87

     Section 12.13.  Trustee Entitled to Rely........................................................88

     Section 12.14.  Trustee to Effectuate Subordination.............................................88

     Section 12.15.  Trustee Not Fiduciary for Holders of Senior Debt................................88

     Section 12.16.  Reliance by Holders of Senior Debt on Subordination Provisions..................88

ARTICLE 13.   MISCELLANEOUS..........................................................................88

     Section 13.01.  Trust Indenture Act Controls....................................................88

     Section 13.02.  Notices.........................................................................89

     Section 13.03.  Communication by Holders of Notes with Other Holders of Notes...................90

     Section 13.04.  Certificate and Opinion as to Conditions Precedent..............................90

     Section 13.05.  Statements Required in Certificate or Opinion...................................90

     Section 13.06.  Rules by Trustee and Agents.....................................................90

     Section 13.07.  No Personal Liability of Directors, Officers, Employees and Stockholders........90

     Section 13.08.  Governing Law...................................................................91

     Section 13.09.  No Adverse Interpretation of Other Agreements...................................91

     Section 13.10.  Successors......................................................................91

     Section 13.11.  Severability....................................................................91

     Section 13.12.  Counterpart Originals...........................................................91
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                                   (CONTINUED)

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     Section 13.13.  Table of Contents, Headings, etc................................................91

     Section 13.14.  Qualification of this Indenture.................................................91

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                              CROSS-REFERENCE TABLE

  TIA SECTION                                                                                      INDENTURE
   REFERENCE                                                                                       SECTION
310(a)(1)...................................................................................       7.10
(a)(2)......................................................................................       7.10
(a)(3)......................................................................................       N.A.
(a)(4)......................................................................................       N.A.
(a)(5)......................................................................................       7.10
(b).........................................................................................       7.08, 7.10
(c).........................................................................................       N.A.
311(a)......................................................................................       7.11
(b).........................................................................................       7.11
(c).........................................................................................       N.A.
312(a)......................................................................................       2.05
(b).........................................................................................       12.03
(c).........................................................................................       12.03
313(a)......................................................................................       7.06
(b)(1)......................................................................................       N.A.
(b)(2)......................................................................................       7.06, 7.07
(c).........................................................................................       7.06, 12.02
(d).........................................................................................       7.06
314(a)......................................................................................       4.03, 4.04, 12.02
(b).........................................................................................       N.A.
(c)(1)......................................................................................       12.04
(c)(2)......................................................................................       12.04
(c)(3)......................................................................................       N.A.
(d).........................................................................................       N.A.
(e).........................................................................................       12.05
315(a)......................................................................................       7.01
(b).........................................................................................       7.05, 12.02
(c).........................................................................................       7.01
(d).........................................................................................       7.01
(e).........................................................................................       6.11
316(a) (last sentence)......................................................................       2.09
(a)(1)(A)...................................................................................       6.05
(a)(1)(B)...................................................................................       6.04
(a)(2)......................................................................................       N.A.
(b).........................................................................................       6.07
317(a)(1)...................................................................................       6.08
(a)(2)......................................................................................       6.09
(b).........................................................................................       2.04
318(a)......................................................................................       12.01

N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.
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          This INDENTURE, dated as of April 6, 2004, is by and among Prestige
Brands, Inc., a Delaware corporation, each Guarantor listed on the signature pages hereto, and U.S. Bank National Association, as trustee (the "TRUSTEE").

          The Company, each Guarantor and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 9 1/4% Senior Subordinated Notes due 2012 (the "NOTES") issued under this
Indenture:

                                   ARTICLE 1.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.     DEFINITIONS.

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          "144A GLOBAL NOTE" means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee issued in a denomination equal to the outstanding principal amount of the Notes sold for initial resale in reliance on Rule 144A.

          "ACQUIRED DEBT" means Debt of a Person outstanding on the date on which such Person becomes a Restricted Subsidiary (including by way or merger, consolidation or amalgamation) or assumed in connection with the acquisition of assets from such Person.

          "ADDITIONAL ASSETS" means:

          (a) any Property (other than cash, Cash Equivalents and securities) to be owned by the Parent, the Company or any of their respective Restricted Subsidiaries and used in a Permitted Business; or

          (b) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Parent or a Restricted Subsidiary from any Person other than the Parent, the Company or a Subsidiary of the Parent; PROVIDED, HOWEVER, that such Restricted Subsidiary is primarily engaged in a Permitted Business.

          "ADDITIONAL NOTES" means any Notes (other than Initial Notes, Exchange Notes and Notes issued under Sections 2.06, 2.07, 2.10 and 3.06 hereof) issued under this Indenture in accordance with Sections 2.02, 2.15 and 4.09 hereof, as part of the same series as the Initial Notes or as an additional series.

          "AFFILIATE" of any specified Person means:

          (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, or

          (b) any other Person who is a director or officer of:

          (1) such specified Person,

          (2) any Subsidiary of such specified Person, or

          (3) any Person described in clause (a) above.

          For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership

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of voting securities, by contract or otherwise; and the terms "controlling" and
"controlled" have meanings correlative to the foregoing. For purposes of
Section 4.12 and Section 4.14 and the definition of "Additional Assets" only, "Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Parent or of rights or warrants to purchase such Voting Stock and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

          "AGENT" means any Registrar, co-registrar, Paying Agent or additional paying agent.

          "APPLICABLE PROCEDURES" means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer, redemption or exchange.

          "ASSET SALE" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Parent, the Company or any of their respective Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of

          (a) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), or

          (b) any other Property of the Parent or any Restricted Subsidiary outside of the ordinary course of business of the Parent or such Restricted Subsidiary,

          other than, in the case of clause (a) or (b) above,

          (1) any disposition by a Restricted Subsidiary to the Parent or by the Parent or a Restricted Subsidiary to a Wholly Owned Restricted Subsidiary;

          (2) any disposition that constitutes a Permitted Investment or Restricted Payment permitted by Section 4.10;

          (3) any disposition effected in compliance with Section 5.01(a);

          (4) any disposition in a single transaction or a series of related transactions of Property for aggregate consideration of less than $1.0 million;

          (5) the disposition of cash or Cash Equivalents;

          (6) the disposition of accounts receivable and related assets (including contract rights) to a Securitization Subsidiary in connection with a Permitted Receivables Financing;

          (7) any foreclosure upon any assets of the Parent, the Company or any of their respective Restricted Subsidiaries in connection with the exercise of remedies by a secured lender pursuant to the terms of Debt otherwise permitted to be incurred under this Indenture; and

          (8) the sale of the Capital Stock, Debt or other securities of an Unrestricted Subsidiary.

          "ATTRIBUTABLE DEBT" in respect of a Sale and Leaseback Transaction means, at any date of determination,

          (a) if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of "Capital Lease Obligations," and

          (b) in all other instances, the greater of:

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          (1) the Fair Market Value of the Property subject to such Sale and
     Leaseback Transaction, and

          (2) the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

          "AVERAGE LIFE" means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

          (a) the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

          (b) the sum of all such payments.

          "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors, or the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.

          "BOARD OF DIRECTORS" means the Board of Directors of the Company.

          "BOARD RESOLUTION" of a Person means a copy of a resolution certified by the secretary or an assistant secretary (or individual performing comparable duties) of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "BUSINESS DAY" means any day other than a Legal Holiday.

          "CAPITAL CONTRIBUTIONS" means either (i) the aggregate cash proceeds received by the Parent from the issuance or sale (other than to a Subsidiary of the Parent or an employee stock ownership plan or trust established by the Parent or any such Subsidiary for the benefit of their employees) by the Parent of its Capital Stock (other than Disqualified Stock and Preferred Stock) after the Issue Date, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof or from any capital contribution received by the Parent from any holder of its Capital Stock or (ii) the Fair Market Value of any assets or Property contributed to the Parent by one of its direct or indirect parent entities or by GTCR or acquired through the issuance of Capital Stock (other than Disqualified Stock) of the Parent; PROVIDED that such assets or Property are used or useful in a Permitted Business.

          "CAPITAL LEASE OBLIGATIONS" means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of
Section 4.11, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

          "CAPITAL STOCK" means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

          "CASH EQUIVALENTS" means any of the following:

          (a) Investments in U.S. Government Obligations maturing within 365 days of the date of acquisition thereof;

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          (b) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 365 days of the date of acquisition thereof issued by a bank or trust company organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500 million and whose long-term debt is rated "A-3" or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act));

          (c) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (a) entered into with:

          (1) a bank meeting the qualifications described in clause (b) above, or

          (2) any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;

          (d) Investments in commercial paper, maturing not more than 365 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities
Act));

          (e) direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such state is pledged; PROVIDED that:

          (1) the long-term debt of such state is rated "A-3" or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)), and

          (2) such obligations mature within 365 days of the date of acquisition thereof;

          (f) interests in investment companies or money market funds at least 95% of the assets of which on the date of acquisition constitute Cash Equivalents of the kinds described in clauses (a) through (e) of this definition;

          (g) in the case of any Foreign Restricted Subsidiary:

          (1) direct obligations of the sovereign nation (or agency thereof) in which such Foreign Restricted Subsidiary is organized and is conducting business or obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof);

          (2) investments of the type and maturity described in clauses (a) through (f) above of foreign obligors, which investments or obligors have ratings described in such clauses or equivalent ratings from comparable foreign ratings agencies; and

          (3) investments of the type and maturity described in clauses (a) through (f) above of foreign obligors, which investments or obligors are not rated as provided in such clauses or in (2) above but which are, in the reasonable judgment of the Parent as evidenced by a board resolution, comparable in investment quality to such investments and obligors; PROVIDED that the amount of such investments pursuant to this clause (g)(3) outstanding at any one time shall not exceed $15.0 million.

          "CHANGE OF CONTROL" means the occurrence of any of the following events:

          (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Parent or the Company (for purposes of this clause (a), such person or group shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the "parent corporation") so long as such person or group beneficially owns, directly or indirectly, in the aggregate at least a majority of the total voting power of the Voting Stock of such parent corporation); or

          (b) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the Property of the Parent and its Restricted Subsidiaries, considered as a whole (other than a disposition of such Property as an entirety or virtually as an entirety to a Wholly Owned Restricted Subsidiary or one or more Permitted Holders), shall have occurred, or the Parent, Holdings or the Company merges, consolidates or amalgamates with or into any other Person (other than one or more Permitted Holders) or any other Person (other than one or more Permitted Holders) merges, consolidates or amalgamates with or into the Parent, Holdings or the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of such entity is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where:

          (1) the outstanding Voting Stock of such entity is reclassified into or exchanged for other Voting Stock of such entity or for Voting Stock of the Surviving Person, and

          (2) the holders of the Voting Stock of such entity immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of such entity or the Surviving Person immediately after such transaction and in substantially the same proportion as before the transaction; or

          (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Parent or the Company (together with any new directors whose election or appointment by such Board or whose nomination for election by the shareholders of the Parent was approved by a vote of not less than a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board of Directors then in office; or

          (d) the shareholders of the Parent or the Company shall have approved any plan of liquidation or dissolution of the Parent or the Company.

          "CLEARSTREAM" means Clearstream Banking S.A. and any successor thereto.

          "CODE" means the U.S. Internal Revenue Code of 1986, as amended.

          "COMMISSION" means the U.S. Securities and Exchange Commission.

          "COMMODITY PRICE PROTECTION AGREEMENT" means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed for the purpose of fixing, hedging or swapping the price risk related to fluctuations in commodity prices.

          "COMPARABLE TREASURY ISSUE" means the United States treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes. "INDEPENDENT INVESTMENT BANKER" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

          "COMPARABLE TREASURY PRICE" means, with respect to any redemption date:

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          (a) the average of the bid and ask prices for the Comparable Treasury
Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the most recently published statistical release designated "H.15(519)" (or any successor release) published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," or

          (b) if such release (or any successor release) is not published or does not contain such prices on such business day, the average of the Reference Treasury Dealer Quotations for such redemption date.

          "COMPANY" means Prestige Brands, Inc., and any successor thereto.

          "CONSOLIDATED CURRENT LIABILITIES" means, as of any date of determination, the aggregate amount of liabilities of the Parent and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating:

          (a) all intercompany items between the Parent and any Restricted Subsidiary or between Restricted Subsidiaries, and

          (b) all current maturities of long-term Debt.

          "CONSOLIDATED INTEREST COVERAGE RATIO" means, as of any date of determination, the ratio of:

          (a) the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters for which consolidated financial statements are available prior to such determination date to

          (b) Consolidated Interest Expense for such four fiscal quarters;

          PROVIDED, HOWEVER, that:

          (1) if

               (A) since the beginning of such period the Parent or any Restricted Subsidiary has Incurred any Debt that remains outstanding or Repaid any Debt, or

               (B) the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an Incurrence or Repayment of Debt,

          Consolidated Interest Expense for such period shall be calculated after giving effect on a PRO FORMA basis to such Incurrence or Repayment as if such Debt was Incurred or Repaid on the first day of such period, PROVIDED that, in the event of any such Repayment of Debt, EBITDA for such period shall be calculated as if the Parent or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt, and

          (2) if

               (A) since the beginning of such period the Parent or any Restricted Subsidiary shall have made any Asset Sale or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of Property which constitutes all or substantially all of an operating unit of a business,

               (B) the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is such an Asset Sale, Investment or acquisition, or

               (C) since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Parent or any Restricted Subsidiary since the beginning of such period) shall have made such an Asset Sale, Investment or acquisition, then EBITDA for such period shall be calculated after giving PRO FORMA effect to such Asset Sale, Investment or acquisition as if such Asset Sale, Investment or acquisition had occurred on the first day of such period (giving effect to any Pro Forma Cost Savings in connection with any such acquisition).

          If any Debt bears a floating rate of interest and is being given PRO FORMA effect, the interest expense on such Debt shall be calculated as if the base interest rate in effect for such floating rate of interest on the date of determination had been the applicable base interest rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months). In the event the Capital Stock of any Restricted Subsidiary is sold during the period, the Parent shall be deemed, for purposes of clause (1) above, to have Repaid during such period the Debt of such Restricted Subsidiary to the extent the Parent and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale.

          "CONSOLIDATED INTEREST EXPENSE" means, for any period, the total interest expense of the Parent and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Parent or its Restricted Subsidiaries,

          (a) interest expense attributable to leases constituting part of a Sale and Leaseback Transaction and to Capital Lease Obligations,

          (b) amortization of debt discount and debt issuance cost, including commitment fees (other than amortization or write-off of debt issuance costs incurred in connection with or as a result of the Transactions),

          (c) capitalized interest,

          (d) non-cash interest expense,

          (e) commissions, discounts and other fees and charges owed with respect to letters of credit and banker's acceptance financing,

          (f) net payments and receipts (if any) associated with Hedging Obligations (including amortization of fees),

          (g) Disqualified Stock Dividends,

          (h) Preferred Stock Dividends,

          (i) interest Incurred in connection with Investments in discontinued operations,

          (j) interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by the Parent or any Restricted Subsidiary, and

          (k) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Parent) in connection with Debt Incurred by such plan or trust.

          "CONSOLIDATED NET INCOME" means, for any period, the net income (loss) of the Parent and its consolidated Restricted Subsidiaries (and before any reduction in respect of Preferred Stock Dividends that are Restricted Payments); PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net
Income:

          (a) any net income (loss) of any Person (other than the Parent) if such Person is not a Restricted Subsidiary, except that, subject to the exclusion contained in clause (c) below, equity of the Parent and its consolidated Restricted Subsidiaries in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to the Parent or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (b) below),

          (b) any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Company in the case of a Restricted Subsidiary of the Company or to the Parent in the case of a Restricted Subsidiary of the Parent that is not a Restricted Subsidiary of the Company, except that:

          (1) subject to the exclusion contained in clause (c) below, the equity of the Parent and its consolidated Restricted Subsidiaries in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to the Parent or one of its Restricted Subsidiaries as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause), and

          (2) the equity of the Parent and its consolidated Restricted Subsidiaries in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

          (c) any gain or loss realized upon the sale or other disposition of any Property of the Parent or any of its consolidated Restricted Subsidiaries (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business,

          (d) any net after-tax extraordinary gain or loss (including all fees and expenses relating thereto),

          (e) the cumulative effect of a change in accounting principles;

          (f) any non-cash compensation charges or other non-cash expenses or charges arising from the grant, issuance, vesting or repricing of stock, stock options or other equity-based awards or any amendment, modification, substitution or change in any such stock, stock options or other equity-based awards;

          (g) any restructuring charges or other non-recurring costs and expenses incurred (x) in connection with the Transactions or (y) incurred prior to the Issue Date;

          (h) any non-cash goodwill or other asset impairment charges incurred subsequent to the Issue Date resulting from the application of Statement of Financial Accounting Standards No. 142;

          (i) any net after-tax income or loss from discontinued operations and net after-tax gains or losses on disposal of discontinued operations; and

          (j) any unrealized gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP.

          Notwithstanding the foregoing, for purposes of Section 4.10 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of Property from Unrestricted Subsidiaries to the Parent or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under Section 4.10(a)(iii)(D).

          "CONSOLIDATED NET TANGIBLE ASSETS" means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries as the total assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Parent and its Restricted Subsidiaries, after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of (without duplication):

          (a) the excess of cost over fair market value of assets or businesses acquired;

          (b) any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of the Parent immediately preceding the Issue Date as a result of a change in the method of valuation in accordance with GAAP;

          (c) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

          (d) minority interests in consolidated Subsidiaries held by Persons other than the Parent or any Restricted Subsidiary;

          (e) treasury stock;

          (f) cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

          (g) Investments in and assets of Unrestricted Subsidiaries.

          "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 13.02 hereof, or such other address as to which the Trustee may give notice to the Company.

          "CREDIT FACILITIES" means, with respect to the Parent or any Restricted Subsidiary, one or more debt or commercial paper facilities or indentures with banks or other institutional lenders or investors (including without limitation the Senior Credit Facility) providing for revolving credit loans, term loans, notes, debentures or other debt securities, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) or trade letters of credit, in each case together with any Refinancings thereof.

          "CURRENCY EXCHANGE PROTECTION AGREEMENT" means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed for the purpose of fixing, hedging or swapping currency exchange rate risk.

          "CUSTODIAN" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03(c) as Custodian with respect to the Notes, and any and all successors thereto appointed as custodian hereunder and having become such pursuant to the applicable provisions of this Indenture.

          "DEBT" means, with respect to any Person on any date of determination (without duplication):

          (a) the principal of and premium (if any) in respect of:

          (1) debt of such Person for money borrowed, and

          (2) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

          (b) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;

          (c) all obligations of such Person representing the deferred and unpaid purchase price of Property, except to the extent such balance constitutes a trade accounts payable or similar obligation to a trade creditor arising in the ordinary course of business;

          (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

          (e) the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

          (f) all obligations of the type referred to in clauses (a) through (e) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

          (g) all obligations of the type referred to in clauses (a) through (f) above of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such Property and the amount of the obligation so secured; and

          (h) to the extent not otherwise included in this definition, the net amount paid under any Hedging Obligations of such Person with respect to any Interest Rate Agreement.

          The amount of Debt of any Person at any date shall be the outstanding balance, or the accreted value of such Debt in the case of Debt issued with original issue discount, at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. The amount of Debt represented by a Hedging Obligation shall be equal to:

          (1) zero if such Hedging Obligation has been Incurred pursuant to clause (vi), (vii) or (viii) of Section 4.09(b); or

          (2) the notional amount of such Hedging Obligation if not Incurred pursuant to such clauses.

          "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "DEFINITIVE NOTE" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 or 2.10 hereof, in substantially the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

          "DEPOSITARY" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03(b) hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

          "DESIGNATED NONCASH CONSIDERATION" means any non-cash consideration received by the Parent or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as "Designated Noncash Consideration" pursuant to an Officer's Certificate executed by the Chief Financial Officer of the Parent. Such Officer's Certificate shall state the Fair Market Value of such non-cash consideration and the basis of such valuation. A particular item of Designated Noncash Consideration shall no longer be considered to be outstanding to the extent it has been sold or liquidated for cash (but only to the extent of the cash received).

          "DESIGNATED SENIOR DEBT" means:

          (a) any Senior Debt that has, at the time of determination, an aggregate principal amount outstanding of at least $25.0 million (or accreted value in the case of Debt issued at a discount) (including the amount of all undrawn commitments and matured and contingent reimbursement obligations pursuant to letters of credit thereunder) that is specifically designated in the instrument evidencing such Senior Debt and is designated in a notice delivered by the Company to the holders or a Representative of the holders of such Senior Debt and in an Officers' Certificate delivered to the Trustee as "Designated Senior Debt" of the Company for purposes of this Indenture, and

          (b) any Senior Debt outstanding under the Senior Credit Facility.

          "DISQUALIFIED STOCK" means any Capital Stock of the Parent or any of its Restricted Subsidiaries that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

          (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

          (b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or

          (c) is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock,

on or prior to, in the case of clause (a), (b) or (c), the date that is 91 days after the Stated Maturity of the Notes; PROVIDED, HOWEVER, that only the portion of the Capital Stock which so matures or is so mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date, shall be deemed to be Disqualified Stock; PROVIDED, FURTHER, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Parent or a Restricted Subsidiary to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially identical manner to the corresponding definitions in this Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable) provide that the Parent and the Restricted Subsidiaries may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable) pursuant to such provision prior to compliance by the Company with Sections 4.12 and 4.18 and such repurchase or redemption complies with
Section 4.10.

          "DISQUALIFIED STOCK DIVIDENDS" means all dividends with respect to Disqualified Stock of the Parent held by Persons other than a Wholly Owned Restricted Subsidiary or dividends paid or payable through the issuance of additional shares of Capital Stock (other than Disqualified Stock). The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the effective federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the Parent.

          "DISTRIBUTION COMPLIANCE PERIOD" means the 40-day distribution compliance period as defined in Regulation S.

          "DOMESTIC RESTRICTED SUBSIDIARY" means any Restricted Subsidiary other than (a) a Foreign Restricted Subsidiary or (b) a Subsidiary of a Foreign Restricted Subsidiary.

          "EBITDA" means, for any period, an amount equal to, for the Parent and its consolidated Restricted Subsidiaries:

          (a) the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period:

          (1) the provision for taxes based on income or profits or utilized in computing net loss,

          (2) Consolidated Interest Expense,

          (3) depreciation,

          (4) amortization of intangibles, and

          (5) any other non-cash items (including, without limitation, charges arising from fair value accounting required by Statement of Financial Accounting Standards No. 133) (other than any such non-cash item to the extent that it represents an accrual of, or reserve for, cash expenditures in any future period),

          (6) the amount of management, consulting or advisory fees and related expenses paid to GTCR or one of its Affiliates (or any accruals relating to such fees and expenses) during such period; PROVIDED that such amount shall not exceed $4.0 million in any twelve-month period;

          (7) any restructuring charges (without duplication) as disclosed on the financial statements or the notes related thereto in accordance with GAAP;

          (8) one-time costs and expenses identified on Schedule I hereto; MINUS

          (b) all non-cash items increasing Consolidated Net Income for such period (other than (i) any such non-cash item to the extent that it will result in the receipt of cash payments in any future period and (ii) reversals of prior accruals or reserves for non-cash items previously excluded from the calculation of EBITDA pursuant to clause (5) of this definition).

          Notwithstanding the foregoing clause (a), the provision for taxes and the depreciation, amortization and non-cash items of a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Parent by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders.

          "EQUITY OFFERING" means any public or private sale of common stock or common units, as the case may be, of the Parent.

          "EUROCLEAR" means Euroclear Bank, S.A./N.V., as operator of the Euroclear systems, and any successor thereto.

          "EVENT OF DEFAULT" has the meaning set forth under Section 6.01.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "EXCHANGE NOTES" means the notes issued in exchange for the Notes issued in this offering or any Additional Notes pursuant to a Registration Rights Agreement.

          "EXCHANGE OFFER" has the meaning set forth in a Registration Rights Agreement relating to an exchange of Notes registered under the Securities Act for Notes not so registered.

          "EXCHANGE OFFER REGISTRATION STATEMENT" has the meaning set forth in a Registration Rights Agreement.

          "EXCLUDED CONTRIBUTIONS" mean the net cash proceeds received by the Parent after the Issue Date from (a) contributions to its common equity capital and (b) the sale (other than to a Subsidiary or pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Parent or any of its Subsidiaries) of Capital Stock (other than Disqualified Stock) of the Parent, in each case, designated within 30 days of the receipt of such net cash proceeds as Excluded Contributions pursuant to an Officers' Certificate; PROVIDED that such net cash proceeds shall be excluded from the calculation set forth in clause (a)(iii)(B) of
Section 4.10.

          "FAIR MARKET VALUE" means, with respect to any Property, the price that could reasonably be negotiated in an arm's-length transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided,

          (a) if such Property has a Fair Market Value equal to or less than $5.0 million, by any Officer of the Company, or

          (b) if such Property has a Fair Market Value in excess of $5.0 million, by at least a majority of the Board of Directors and evidenced by a Board Resolution, dated within 30 days of the relevant transaction, delivered to the Trustee.

          "FOREIGN RESTRICTED SUBSIDIARY" means any Restricted Subsidiary which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

          "GAAP" means United States generally accepted accounting principles as in effect on the Issue Date, including those set forth in:

          (a) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

          (b) the statements and pronouncements of the Financial Accounting Standards Board;

          (c) such other statements by such other entity as approved by a significant segment of the accounting profession; and

          (d) the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

          "GLOBAL NOTE LEGEND" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

          "GLOBAL NOTES" means the global Notes in the form of Exhibit A hereto issued in accordance with Article 2 hereof.

          "GTCR" means GTCR Golder Rauner, L.L.C. and any successor thereto.

          "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

          (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to maintain financial statement conditions or otherwise); or

          (b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

          PROVIDED, HOWEVER, that the term "guarantee" shall not include:

          (1) endorsements for collection or deposit in the ordinary course of business;

          (2) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (a), (b) or (c) of the definition of "Permitted Investment"; or

          (3) a Lien on the Property of one Person to secure an obligation of another Person, which obligation the first Person has not assumed, Incurred or otherwise (other than through the operation of such Lien) become liable for.

          The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person providing a Guarantee.

          "GUARANTEE" means a Guarantee of the Notes on the terms set forth in
Article 10 hereof and in the form of the Guarantee attached hereto as Exhibit E by a Guarantor of the Company's obligations with respect to the Notes and any additional Guarantee of the Notes to be executed by any Person pursuant to
Section 4.19.

          "GUARANTOR" means the Parent, each Domestic Restricted Subsidiary (other than the Company) and any other Person that becomes a Guarantor pursuant to Section 4.19 or who otherwise executes and delivers a supplemental indenture to the Trustee providing for a Guarantee.

          "HEDGING OBLIGATION" of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement or Commodity Price Protection Agreement or any other similar agreement or arrangement.

          "HOLDER" means a Person in whose name a Note is registered in the Security Register.

          "IAI GLOBAL NOTE" means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors, if any, to the extent required by the Applicable Procedures.

          "INCUR" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and "Incurrence" and "Incurred" shall have meanings correlative to the foregoing); PROVIDED that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; PROVIDED, FURTHER that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. Solely for purposes of determining compliance with Section 4.09, the amortization of debt discount shall not be deemed to be the Incurrence of Debt; PROVIDED that in the case of Debt sold at a discount, the amount of such Debt Incurred shall at all times be the accreted value of such Debt.

          "INDENTURE" means this instrument, as originally executed or as it may from time to time be supplemented or amended in accordance with Article 9 hereof.

          "INDEPENDENT FINANCIAL ADVISOR" means an investment banking firm of national standing or any third party appraiser of national standing; PROVIDED that such firm or appraiser is not an Affiliate of the Parent or the Company.

          "INDIRECT PARTICIPANT" means a Person who holds a beneficial interest in a Global Note through a Participant.

          "INITIAL NOTES" means $210,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

          "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "INTEREST PAYMENT DATES" shall have the meaning set forth in paragraph 1 of each Note.

          "INTEREST RATE AGREEMENT" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed for the purpose of fixing, hedging or swapping interest rate risk.

          "INVESTMENT" by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit (other than advances to employees for travel and other business expenses in the ordinary course of business) or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. For purposes of Section 4.10 and Section 4.17 and the definition of "Restricted Payment," the term "Investment" shall include the portion (proportionate to the Parent's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Parent at the time that such Subsidiary is designated an Unrestricted Subsidiary; PROVIDED, HOWEVER, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Parent shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary of an amount (if positive) equal to:

          (a) the Parent's "Investment" in such Subsidiary at the time of such redesignation, less

          (b) the portion (proportionate to the Parent's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation.

          The term "Investment" shall also include the issuance, sale or other disposition of Capital Stock of any Restricted Subsidiary to a Person other than the Parent or another Restricted Subsidiary if the result thereof is that such Restricted Subsidiary shall cease to be a Restricted Subsidiary, in which event the amount of such "Investment" shall be the Fair Market Value of the remaining interest, if any, in such former Restricted Subsidiary held by the Parent and the other Restricted Subsidiaries. In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

          "ISSUE DATE" means April 6, 2004.

          "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the city in which the Corporate Trust Office of the Trustee is located or any other place of payment on the Notes are authorized by law, regulation or executive order to remain closed.

          "LETTER OF TRANSMITTAL" means the letter of transmittal, or its electronic equivalent in accordance with the Applicable Procedures, to be prepared by the Company and sent to all Holders of the Initial Notes or any Additional Notes for use by such Holders in connection with an Exchange Offer.

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          "LIEN" means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction); PROVIDED that in no event shall an operating lease be deemed to constitute a Lien.

          "MANAGEMENT AGREEMENT" means the Amended and Restated Professional Services Agreement to be dated the Issue Date by and between Prestige Brands, Inc. and GTCR Golder Rauner II, LLC.

          "MANAGEMENT INVESTORS" means Peter C. Mann, Peter J. Anderson, Gerard
F. Butler and Michael A. Fink.

          "MOODY'S" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

          "NET AVAILABLE CASH" from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

          (a) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale,

          (b) all payments made on or in respect of any Debt that is secured by any Property subject to such Asset Sale (other than with respect to the Senior Credit Facility), in accordance with the terms of any Lien upon such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale,

          (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, and

          (d) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed of in such Asset Sale and retained by the Parent or any Restricted Subsidiary after such Asset Sale, including without limitation pension and other post-employment benefit liabilities, liabilities relating to environmental matters and liabilities under any indemnification liabilities associated with an Asset Sale.

          "NON-RECOURSE DEBT," with respect to any Person, means Debt of such Person for which the sole legal recourse for collection of principal and interest on such Debt is against the specific property identified in the instruments evidencing or securing such Debt, and such property was acquired with the proceeds of such Debt, or such Debt was Incurred within 90 days after the acquisition of such property.

          "OBLIGATIONS" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Debt.

          "OFFICER" means the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any Vice President of the Company.

          "OFFICERS' CERTIFICATE" means a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive officer or principal financial officer of the Company, and delivered to the Trustee.

          "OPINION OF COUNSEL" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

          "PARTICIPANT" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively, and, with respect to DTC, shall include Euroclear and Clearstream.

          "PERMITTED BUSINESS" means any business that is reasonably related, ancillary or complementary to the businesses of the Parent and the Restricted Subsidiaries on the Issue Date or other business that is a reasonable extension or expansion of such businesses.

          "PERMITTED HOLDERS" means (i) GTCR, (ii) the Management Investors and
(iii) any Related Party of a Person referred to in clauses (i) and (ii) hereof.

          "PERMITTED INVESTMENT" means any Investment by the Parent or a Restricted Subsidiary in:

          (a) the Parent or any Restricted Subsidiary,

          (b) any Person that will, upon the making of such Investment, become a Restricted Subsidiary; PROVIDED that the primary business of such Restricted Subsidiary is a Permitted Business;

          (c) any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Parent or a Restricted Subsidiary; PROVIDED that such Person's primary business is a Permitted Business;

          (d) Cash Equivalents;

          (e) receivables owing to the Parent or a Restricted Subsidiary and prepaid expenses, in each case, created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; PROVIDED, HOWEVER, that such trade terms may include such concessionary trade terms as the Parent or such Restricted Subsidiary deems reasonable under the circumstances;

          (f) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (g) loans and advances to employees made in the ordinary course of business; PROVIDED that such loans and advances do not exceed $2.0 million in the aggregate at any one time outstanding;

          (h) Investments received in settlement, compromise or resolution of
(i) debts created in the ordinary course of business and owing to the Parent or a Restricted Subsidiary or (ii) litigation, arbitration or other disputes with Persons;

          (i) any Investment made as a result of the receipt of non-cash consideration received in connection with (A) an Asset Sale consummated in compliance with Section 4.12 or (B) any disposition of Property not constituting an Asset Sale;

          (j) any Investment acquired solely in exchange for the issuance of Capital Stock (other than Disqualified Stock) of Parent;

          (k) Investments existing on the Issue Date;

          (l) any Hedging Obligation;

          (m) Investments in a Securitization Subsidiary that are necessary to effect a Permitted Receivables Financing;

          (n) advances, loans or extensions of credit to suppliers and vendors in the ordinary course of business;

          (o) Investments resulting from the acquisition of a Person that at the time of such acquisition held instruments constituting Investments that were not acquired in contemplation of the acquisition of such Person; and

          (p) other Investments made for Fair Market Value that do not exceed $20.0 million in the aggregate outstanding at any one time.

          "PERMITTED JUNIOR SECURITIES" means:

          (a) Capital Stock in the Company or any Guarantor; or

          (b) debt securities that are subordinated to all Senior Debt and debt securities that are issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes and the Guarantees are subordinated to Senior Debt under this Indenture and have a Stated Maturity after (and do not provide for scheduled principal payments prior to) the Stated Maturity of any Senior Debt and any debt securities issued in exchange for Senior Debt;

PROVIDED, HOWEVER, that if such Capital Stock or debt securities are distributed in a bankruptcy or insolvency proceeding, such Capital Stock or debt securities are distributed pursuant to a plan of reorganization consented to by each class of Designated Senior Debt.

          "PERMITTED LIENS" means:

          (a) Liens to secure Debt permitted to be Incurred under clause (iii) of Section 4.09(b); PROVIDED that any such Lien may not extend to any Property of the Parent or any Restricted Subsidiary, other than the Property acquired, constructed or leased with the proceeds of such Debt and any improvements or accessions to such Property;

          (b) Liens for taxes, assessments or governmental charges or levies on the Property of the Parent or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded; PROVIDED that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

          (c) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens, on the Property of the Parent or any Restricted Subsidiary arising in the ordinary course of business;

          (d) Liens on the Property of the Parent or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Parent and the Restricted Subsidiaries taken as a whole;

          (e) Liens on Property at the time the Parent or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into the Parent or any Restricted Subsidiary; PROVIDED, HOWEVER, that any such Lien may not extend to any other Property of the Parent or any Restricted Subsidiary; PROVIDED FURTHER, HOWEVER, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by the Parent or any Restricted Subsidiary;

          (f) Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary; PROVIDED, HOWEVER, that any such Lien may not extend to any other Property of the Parent or any other Restricted Subsidiary that is not a direct Subsidiary of such Person; PROVIDED FURTHER, HOWEVER, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;

          (g) pledges or deposits by the Parent or any Restricted Subsidiary under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Parent or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Parent or the Company, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

          (h) utility easements, building restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

          (i) Liens existing on the Issue Date not otherwise described in clauses (a) through (h) above;

          (j) Liens on the Property of the Parent or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (e), (f) or (i) above; PROVIDED, HOWEVER, that any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property), and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of:

          (1) the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clause (e), (f) or (i) above, as the case may be, at the time the original Lien became a Permitted Lien under this Indenture, and

          (2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Parent or such Restricted Subsidiary in connection with such Refinancing; and

          (k) Liens in favor of the Parent, the Company or any of their respective Restricted Subsidiaries;

          (l) Liens securing Hedging Obligations which Hedging Obligations relate to Debt that is otherwise permitted to be Incurred under the terms of this Indenture;

          (m) Liens on assets transferred to a Securitization Subsidiary on assets of a Securitization Subsidiary Incurred in connection with a Permitted Receivables Financing;

          (n) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

          (o) judgment Liens not giving rise to an Event of Default;

          (p) Liens securing the Notes and any Guarantees; and

          (q) Liens not otherwise permitted by clauses (a) through (p) above securing Debt in an amount not to exceed $10.0 million.

          "PERMITTED RECEIVABLES FINANCING" means any receivables financing facility or arrangement pursuant to which a Securitization Subsidiary purchases or otherwise acquires accounts receivable and any assets related thereto, including without limitation, all collateral securing such accounts receivable and other assets (including contract rights) and all guarantees and other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are granted, including with respect to asset securitization transactions, of the Parent or any Restricted Subsidiary and enters into a third party financing thereof on terms that the Board of Directors has concluded as evidenced by a board resolution are customary and market terms fair to the Parent and its Restricted Subsidiaries.

          "PERMITTED REFINANCING DEBT" means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

          (a) such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

          (1) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced, and

          (2) an amount necessary to pay any accrued interest on the Debt being Refinanced and any fees and expenses, including premiums and defeasance costs, related to such Refinancing,

          (b) the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced,

          (c) the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced, and

          (d) the new Debt shall be subordinated in right of payment to the Notes or Guarantees as applicable, if the Debt that is being Refinanced was subordinated in right of payment to the Notes or Guarantees, as applicable;

          PROVIDED, HOWEVER, that Permitted Refinancing Debt shall not include:

          (x) Debt of a Subsidiary of the Parent that is not a Guarantor (other than the Company) that Refinances Debt of the Company or a Guarantor, or

          (y) Debt of the Parent or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

          "PERMITTED TAX DISTRIBUTIONS" means the payment of any distributions to permit direct or indirect beneficial owners of shares of Capital Stock of the Parent to pay federal, state or local income tax liabilities arising from income to the Parent and attributable to them solely as a result of the Parent's and any intermediate entity through which the holder owns such shares being a limited liability company, partnership or similar entity for federal income tax purposes.

          "PERSON" means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "PREDECESSOR NOTE" of any particular Note means every previous Note evidencing all or a portion of the same Debt as that evidenced by such particular Note; and any Note authenticated and delivered under Section 2.07 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same Debt as the lost, destroyed or stolen Note.

          "PREFERRED STOCK" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

          "PREFERRED STOCK DIVIDENDS" means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than the Parent or a Wholly Owned Restricted Subsidiary or dividends paid or payable through the issuance of additional shares of Capital Stock (other than Disqualified Stock). The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the effective federal income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.

          "PRIVATE PLACEMENT LEGEND" means the legend set forth in Section 2.06(g)(i) hereof to be placed on all Notes issued under this Indenture except as otherwise permitted by the provisions of this Indenture.

          "PRO FORMA" means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with
Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, as the case may be.

          "PRO FORMA COST SAVINGS" means, with respect to any period, the reduction in net costs and related adjustments that (1) were directly attributable to an acquisition that occurred during the four-quarter period or after the end of the four-quarter period and on or prior to the determination date and calculated on a basis that is consistent with Regulation S-X under the Securities Act as in effect and applied as of the Issue Date; (2) were actually implemented with respect to the acquisition within six months after the date of the acquisition and prior to the determination date that are supportable and quantifiable by underlying accounting records or (3) relate to the acquisition and that the Board of Directors of the Parent and the Company reasonably determines are probable and based upon specifically identifiable actions to be taken within six months of the date of the acquisition and, in the case of each of (1), (2) and (3), are described as provided below in an Officers' Certificate, as if all such reductions in costs had been effected as of the beginning of such period; PROVIDED that for any four quarter period beginning prior to the first anniversary of the consummation of the Transactions, Pro Forma Cost Savings in connection with the Transactions shall be the amounts set forth on Schedule I hereto (less any cost savings that have actually been realized). Pro Forma Costs Savings described above shall be established by a certificate delivered to the Trustee from the Chief Financial Officer of the Company that outlines the specific actions taken or to be taken and the net cost savings achieved or to be achieved from each such action and, in the case of clause (3) above, that states such savings have been determined to be probable.

          "PROPERTY" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its Fair Market Value.

          "PURCHASE MONEY DEBT" means Debt:

          (a) consisting of the deferred purchase price of Property (including Debt issued to any Person owning such Property), conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of such Debt does not exceed the anticipated useful life of the Property being financed, and

          (b) Incurred to finance the acquisition (whether through the direct purchase of Property or the Capital Stock of any Person owning such Property), construction or lease by the Parent or a Restricted Subsidiary of such Property, including additions and improvements thereto;

          PROVIDED, HOWEVER, that such Debt is Incurred within 180 days after the acquisition, construction or lease of such Property by the Parent or such Restricted Subsidiary.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "REFERENCE TREASURY DEALER" means Citigroup Global Markets Inc., Bank of America Securities LLC or Merrill Lynch & Co. Incorporated and their respective successors; PROVIDED, HOWEVER, that if any of the foregoing shall cease to be a primary U.S. Government Securities dealer in New York City (a "PRIMARY TREASURY DEALER"), the Company shall substitute therefor another Primary Treasury Dealer.

          "REFERENCE TREASURY DEALER QUOTATIONS" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

          "REFINANCE" means, in respect of any Debt, to refinance, extend, modify, restate, substitute, amend, renew, refund or Repay, or to issue other Debt, in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

          "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of the Issue Date, among the Company, the Guarantors and the initial purchasers named therein, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes, or exchange such Additional Notes for registered Notes, under the Securities Act.

          "REGULAR RECORD DATE" for the interest payable on any Interest Payment Date means the applicable date specified as a "Record Date" on the face of the Note.

          "REGULATION S" means Regulation S promulgated under the Securities
Act.

          "REGULATION S GLOBAL NOTE" means a Regulation S Temporary Global Note or a Regulation S Permanent Global Note, as appropriate.

          "REGULATION S PERMANENT GLOBAL NOTE" means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Distribution Compliance Period.

          "REGULATION S TEMPORARY GLOBAL NOTE" means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend, the Private Placement Legend and the Regulation S Temporary Global Note Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold for initial resale in reliance on Rule 903 of Regulation S.

          "REGULATION S TEMPORARY GLOBAL NOTE LEGEND" means the legend set forth in Section 2.06(g)(iii) hereof to be placed on all Regulation S Temporary Global Notes issued under this Indenture.

          "RELATED PARTY" means:

          (a) with respect to GTCR:

          (i) any investment fund controlled by or under common control with GTCR, and any officer, director or employee of GTCR or any entity controlled by or under common control with GTCR;

          (ii) any spouse or lineal descendant (including by adoption and stepchildren) of the officers, directors and employees referred to in clause
(a)(i) above;

          (iii) any trust, corporation or partnership or other entity of which 80% in interest is held by beneficiaries, stockholders, partners or owners who are one or more of the persons described in clauses (a)(i) or (ii) above;

          (b) with respect to any Management Investor, (i) any spouse or lineal descendant (including by adoption and stepchildren) of such Management Investor and (ii) any trust, corporation or partnership or other entity of which 80% in interest is held by such Management Investor.

          "REPAY" means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt. "Repayment" and "Repaid" shall have correlative meanings. For purposes of Section 4.12 and the definition of "Consolidated Interest Coverage Ratio," Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

          "REPRESENTATIVE" means the trustee, agent or representative expressly authorized to act in such capacity, if any, for an issue of Senior Debt.

          "RESPONSIBLE OFFICER," when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

          "RESTRICTED DEFINITIVE NOTE" means one or more Definitive Notes bearing the Private Placement Legend.

          "RESTRICTED GLOBAL NOTES" means 144A Global Notes, IAI Global Notes and Regulation S Global Notes.

          "RESTRICTED PAYMENT" means:

          (a) any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Parent or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into the Parent or any Restricted Subsidiary), except for any dividend or distribution that is made solely to the Parent or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Parent or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Parent;

          (b) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Parent or any Restricted Subsidiary (other than from the Parent, a Restricted Subsidiary or any non-Affiliate of the Company that owns Capital Stock of the Parent or any Restricted Subsidiary) or any direct or indirect parent entity or any securities exchangeable for or convertible into any such Capital Stock, including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Parent that is not Disqualified Stock);

          (c) the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition); or

          (d) any Investment (other than Permitted Investments) in any Person.

          "RESTRICTED SUBSIDIARY" means Holdings, the Company and any other Subsidiary of the Parent other than an Unrestricted Subsidiary.

          "RULE 144" means Rule 144 promulgated under the Securities Act.

          "RULE 144A" means Rule 144A promulgated under the Securities Act.

          "RULE 903" means Rule 903 promulgated under the Securities Act.

          "RULE 904" means Rule 904 promulgated under the Securities Act.

          "S&P" means Standard & Poor's Ratings Services or any successor to the rating agency business thereof.

          "SALE AND LEASEBACK TRANSACTION" means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Parent or a Restricted Subsidiary transfers such Property to another Person and the Parent or a Restricted Subsidiary leases it from such Person.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SECURITIZATION SUBSIDIARY" means a Subsidiary of the Parent:

          (a) that is designated a "Securitization Subsidiary" by the Board of Directors;

          (b) that does not engage in, and whose charter documents prohibit it from engaging in, any activities other than Permitted Receivables Financings and any activities necessary, incidental or related thereto;

          (c) no portion of the Debt or any other obligation, contingent or otherwise, of which:

          (A) is guaranteed by the Parent, the Company or any Restricted Subsidiary;

          (B) is recourse to or obligates the Parent, the Company or any Restricted Subsidiary in any way, or

          (C) subjects any Property or asset of the Parent, the Company or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than Standard Securitization Undertakings;

          (d) with respect to which neither the Parent, the Company nor any Restricted Subsidiary (other than an Unrestricted Subsidiary) has any obligation to maintain or preserve its financial condition or cause it to achieve certain levels of operating results other than, in respect of clauses (c) and (d), pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Permitted Receivables Financing.

          "SENIOR CREDIT FACILITY" means the Debt represented by:

          (1) the Credit Agreement, dated as of the Issue Date, among Parent, the Company, certain of their respective Subsidiaries, the lenders party thereto, Citicorp North America, Inc., as Administrative Agent and Collateral Agent, Bank of America, N.A., as Syndication Agent, and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services, Inc., as Documentation Agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), as the same may be amended, supplemented or otherwise modified from time to time, including amendments, supplements, or modifications relating to the addition or elimination of subsidiaries of the Company as borrowers, guarantors or other credit parties thereunder; and

          (2) any renewal, extension, refunding, restructuring, replacement or refinancing thereof (whether with the original Administrative Agent and lenders or another administrative agent or agents or one or more other lenders and whether provided under the original Senior Credit Facility or one or more other credit or other agreements).

          "SENIOR DEBT" of the Company means:

          (a) all obligations consisting of the principal, premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not post-filing interest is allowed in such proceeding) in respect of:

          (1) Debt of the Company for borrowed money (including under the Senior Credit Facility), and

          (2) Debt of the Company evidenced by notes, debentures, bonds or other similar instruments permitted under this Indenture for the payment of which the Company is responsible or liable;

          (b) all Capital Lease Obligations of the Company and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by the Company;

          (c) all obligations of the Company (including under the Senior Credit Facility)

          (1) for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction,

          (2) under Hedging Obligations, or

          (3) issued or assumed as the deferred purchase price of Property and all conditional sale obligations of the Company and all obligations under any title retention agreement permitted under this Indenture; and

          (d) all obligations of other Persons of the type referred to in clauses (a), (b) and (c) for the payment of which the Company is responsible or liable as Guarantor;

          PROVIDED, HOWEVER, that Senior Debt shall not include:

          (A) Debt of the Company that is by its terms subordinate or PARI PASSU in right of payment to the Notes, including any Senior Subordinated Debt or any Subordinated Obligations;

          (B) any Debt Incurred in violation of the provisions of this Indenture;

          (C) accounts payable or any other obligations of the Company to trade creditors created or assumed by the Company in the ordinary course of business in connection with the obtaining of materials or services (including Guarantees thereof or instruments evidencing such liabilities);

          (D) any liability for Federal, state, local or other taxes owed or owing by the Company;

          (E) any obligation of the Company to any Subsidiary; or

          (F) any obligations with respect to any Capital Stock of the Company.

          To the extent that any payment of Senior Debt (whether by or on behalf of the Company as proceeds of security or enforcement or any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to a trustee, receiver or other similar party under any bankruptcy, insolvency, receivership or similar law, then if such payment is recovered by, or paid over to, such trustee, receiver or other similar party, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. "SENIOR DEBT" of any Guarantor has a correlative meaning.

          "SENIOR SUBORDINATED DEBT" of the Company means the Notes and any other subordinated Debt of the Company that specifically provides that such Debt is to rank PARI PASSU with the Notes and is not subordinated by its terms to any other subordinated Debt or other obligation of the Company which is not Senior Debt. "SENIOR SUBORDINATED DEBT" of any Guarantor has a correlative meaning.

          "SHELF REGISTRATION STATEMENT" means the registration statement relating to the registration of the Notes under Rule 415 of the Securities Act, as may be set forth in a Registration Rights Agreement.

          "SIGNIFICANT RESTRICTED SUBSIDIARY" means any Restricted Subsidiary that would be a "significant subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

          "SPECIAL INTEREST" has the meaning set forth in a Registration Rights Agreement relating to amounts to be paid in the event the Company fails to satisfy certain conditions set forth herein. For all purposes of this Indenture, the term "interest" shall include Special Interest, if any, with respect to the Notes.

          "STANDARD SECURITIZATION UNDERTAKINGS" means representations, warranties, covenants and indemnities entered into by the Parent or any of its Restricted Subsidiaries which are reasonably and customary in the securitization of receivables transactions.

          "STATED MATURITY" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

          "SUBORDINATED OBLIGATION" means any Debt of the Company or any Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes or the applicable Guarantee pursuant to a written agreement to that effect.

          "SUBSIDIARY" means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which at least a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

          (a) such Person;

          (b) such Person and one or more Subsidiaries of such Person; or

          (c) one or more Subsidiaries of such Person.

           "SURVIVING PERSON" means the surviving Person formed by a merger, consolidation or amalgamation and, for purposes of Section 5.01, a Person to whom all or substantially all of the Property of the Company or a Guarantor is sold, transferred, assigned, leased, conveyed or otherwise disposed.

          "TIA" means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder.

          "TRANSACTIONS" means the purchase of all of the outstanding capital stock of Bonita Bay Holdings, Inc., the offering of $210,000,000 of the Notes and the entering into of the Senior Credit Facility.

          "TREASURY RATE" means, with respect to any redemption date, the rate per annum equal to the yield to maturity of the Comparable Treasury Issue, compounded semi-annually, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

          "TRUSTEE" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

          "UNRESTRICTED DEFINITIVE NOTES" means one or more Definitive Notes that do not and are not required to bear the Private Placement Legend.

          "UNRESTRICTED GLOBAL NOTES" means one or more Global Notes that do not and are not required to bear the Private Placement Legend and are deposited with and registered in the name of the Depositary or its nominee.

          "UNRESTRICTED SUBSIDIARY" means:

          (a) any Subsidiary of the Company that is designated after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to Section
4.17 and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and

          (b) any Subsidiary of an Unrestricted Subsidiary.

          "U.S. GOVERNMENT OBLIGATIONS" means obligations issued or directly and fully guaranteed or insured (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged.

          "VOTING STOCK" of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or other voting members of the governing body of such Person.

          "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (2)     the then outstanding principal amount of such Indebtedness.

          "WHOLLY OWNED RESTRICTED SUBSIDIARY" means, at any time, a Restricted Subsidiary all the Voting Stock of which (except directors' qualifying shares) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

SECTION 1.02.     OTHER DEFINITIONS.

                                                                      Defined in
          Term                                                         Section
          ----                                                         -------
          "Acceleration Notice"..........................................6.02
          "Affiliate Transaction"........................................4.14
          "Authentication Order".........................................2.02
          "Benefited Party"..............................................10.01
          "Change of Control Offer"......................................4.18
          "Change of Control Amount".....................................4.18
          "Covenant Defeasance"..........................................8.03
          "DTC"..........................................................2.03

          "Event of Default".............................................6.01
          "Legal Defeasance".............................................8.02
          "losses".......................................................7.07
          "Offer Amount".................................................3.09
          "Offer Period".................................................3.09
          "Offer to Purchase"............................................3.09
          "Paying Agent".................................................2.03
          "Payment Blockage Notice"......................................12.03
          "Payment Blockage Period"......................................12.03
          "pay the Notes"................................................12.03
          "Prepayment Offer".............................................4.12
          "Purchase Date"................................................3.09
          "Purchase Price"...............................................3.09
          "Registrar"....................................................2.03
          "Security Register"............................................2.03

SECTION 1.03.     INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

     (a) Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     (b) The following TIA terms used in this Indenture have the following meanings:

          "INDENTURE SECURITIES" means the Notes and the Guarantees;

          "INDENTURE SECURITY HOLDER" means a Holder of a Note;

          "INDENTURE TO BE QUALIFIED" means this Indenture;

          "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and

          "OBLIGOR" on the Notes means the Company and any successor obligor upon the Notes.

     (c) All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA and not otherwise defined herein have the meanings so assigned to them either in the TIA, by another statute or Commission rule, as applicable.

SECTION 1.04.     RULES OF CONSTRUCTION.

     (a)  Unless the context otherwise requires:

               (i)  a term has the meaning assigned to it;

              (ii) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

             (iii)  "or" is not exclusive;

              (iv) words in the singular include the plural, and in the plural include the singular;

               (v) all references in this instrument to "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed;

              (vi) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

             (vii)  "including" means "including without limitation;"

            (viii)  provisions apply to successive events and transactions;
          and

              (ix) references to sections of or rules under the Securities Act, the Exchange Act or the TIA shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time thereunder.

                                   ARTICLE 2.

                                    THE NOTES

SECTION 2.01.     FORM AND DATING.

     (a) GENERAL. The Notes and the Trustee's certificate of authentication shall be substantially in the form included in Exhibit A hereto, which is hereby incorporated in and expressly made part of this Indenture. The Notes may have notations, legends or endorsements required by law, exchange rule or usage in addition to those set forth on Exhibit A. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof. The terms and provisions contained in the Notes shall constitute a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. To the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

     (b) FORM OF NOTES. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such aggregate principal amount of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions and transfers of interests therein. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

          (c) TEMPORARY GLOBAL NOTES. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Distribution Compliance Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Distribution Compliance Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a Global Note, bearing a Private Placement Legend, all as contemplated by Section 2.06(b) hereof), and
(ii) an Officers' Certificate from the Company. Following the termination of the Distribution Compliance Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interests as hereinafter provided.

     (d) BOOK-ENTRY PROVISIONS. This Section 2.01(d) shall apply only to Global Notes deposited with the Trustee, as custodian for the Depositary. Participants and Indirect Participants shall have no rights under this Indenture or any Global Note with respect to any Global Note held on their behalf by the Depositary or by the Trustee as custodian for the Depositary, and the Depositary shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

     (e) EUROCLEAR AND CLEARSTREAM PROCEDURES APPLICABLE. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in Global Notes that are held by Participants through Euroclear or Clearstream.

SECTION 2.02.     EXECUTION AND AUTHENTICATION.

     (a) One Officer shall execute the Notes on behalf of the Company by manual or facsimile signature.

     (b) If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated by the Trustee, the Note shall nevertheless be valid.

     (c) A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     (d) The Trustee shall, upon a written order of the Company signed by an Officer (an "AUTHENTICATION ORDER"), authenticate Notes for issuance.

     (e) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless otherwise provided in such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as the Trustee to deal with Holders, the Company or an Affiliate of the Company.

SECTION 2.03.     REGISTRAR AND PAYING AGENT.

     (a) The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where Notes may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register (the "SECURITY REGISTER") of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

     (b) The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

     (c) The Company initially appoints the Trustee to act as Registrar and Paying Agent and to act as Custodian with respect to the Global Notes, and the Trustee hereby agrees so to initially act.

SECTION 2.04.     PAYING AGENT TO HOLD MONEY IN TRUST.

          The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all funds held by it relating to the Notes to the Trustee. The Company at any time may require a Paying Agent to pay all funds held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for such funds. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all funds held by it as Paying Agent. Upon any Event of Default under Sections 6.01(h) and (i) hereof relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05.     HOLDER LISTS.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause to be furnished to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date or such shorter time as the Trustee may allow, as the Trustee may reasonably require of the names and addresses of the Holders and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.06.     TRANSFER AND EXCHANGE.

     (a) TRANSFER AND EXCHANGE OF GLOBAL NOTES. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Company for Definitive Notes if: (1) at any time the Depositary notifies the Company that it is unwilling or unable to continue to act as Depositary for the Global Notes or if at any time the Depositary shall no longer be eligible to act as such because it ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company shall not have appointed a successor Depositary within 120 days after the Company receives such notice or becomes aware of such ineligibility, (2) the Company, at its option, determines that the Global Notes shall be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (3) upon written request of a Holder or the Trustee if a Default or Event of Default shall have occurred and be continuing. Upon the occurrence of any of the events set forth in clauses
(1), (2) or (3) above, the Company shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver, Definitive Notes, in authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Except as provided above, every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or
Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), and beneficial interests in a Global Note may not be transferred and exchanged other than as provided in
Section 2.06(b), (c) or (f) hereof.

          In no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.

     (b) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in Global Notes also shall require compliance with either clause (i) or (ii) below, as applicable, as well as one or more of the other following clauses, as applicable:

        (i) TRANSFER OF BENEFICIAL INTERESTS IN THE SAME GLOBAL NOTE. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend and any Applicable Procedures; PROVIDED, HOWEVER, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to or for the account or benefit of a "U.S. Person" (as defined in Rule 902(k) of Regulation S) (other than a "distributor" (as defined in Rule 902(d) of the Regulation
     S)). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. Except as may be required by any Applicable Procedures, no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

       (ii) ALL OTHER TRANSFERS AND EXCHANGES OF BENEFICIAL INTERESTS IN GLOBAL NOTES. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either: (A) both
     (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) both (1) if permitted under Section 2.06(a), a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in
     (B)(1) above; PROVIDED that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to
     Section 2.06(h) hereof.

      (iii) TRANSFER OF BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE TO ANOTHER RESTRICTED GLOBAL NOTE. A holder of a beneficial interest in a Restricted Global Note may transfer such beneficial interest to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of
     Section 2.06(b)(ii) above and the Registrar receives the following:

               (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof or, if permitted by the Applicable Procedures, item (3) thereof;

               (B) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

               (C) if the transferee is required by the Applicable Procedures to take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

        (iv) TRANSFER OR EXCHANGE OF BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

               (A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the holder of the beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications required in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

               (B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

               (C) such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

               (D) the Registrar receives the following:

               (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

               (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer complies with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          If any such transfer is effected pursuant to clause (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to clause (B) or (D) above.

         (v) TRANSFER OR EXCHANGE OF BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE FOR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE PROHIBITED. Beneficial interests in an Unrestricted Global Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

     (c) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN GLOBAL NOTES FOR DEFINITIVE NOTES.

         (i) TRANSFER OR EXCHANGE OF BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO RESTRICTED DEFINITIVE NOTES. Subject to Section 2.06(a) hereof, if any holder of a beneficial interest in a Restricted

     Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

               (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

               (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

               (C) if such beneficial interest is being transferred to a "Non-U.S. Person" in an offshore transaction (as defined in Section 902(k) of Regulation S) in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

               (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

               (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in clauses (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

               (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof, or

               (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h) hereof, the aggregate principal amount of the applicable Restricted Global Note, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver a Restricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in the instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder. Any Restricted Definitive Note issued in exchange for beneficial interests in a Restricted Global Note pursuant to this
     Section 2.06(c)(i) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

     Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

        (ii) TRANSFER OR EXCHANGE OF BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. Subject to Section 2.06(a) hereof, a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

               (A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

               (B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

               (C) such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

               (D) the Registrar receives the following:

               (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

               (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer complies with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          Upon satisfaction of any of the conditions of any of the clauses of this Section 2.06(c)(ii), the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder, and the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h), the aggregate principal amount of the applicable Restricted Global Note.

       (iii) TRANSFER OR EXCHANGE OF BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. Subject to Section 2.06(a) hereof, if any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the applicable conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to
     Section 2.06(h) hereof, the aggregate principal amount of the applicable Unrestricted Global Note, and the Company shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions. The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

     (d) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR BENEFICIAL INTERESTS IN THE GLOBAL NOTES.

         (i) TRANSFER OR EXCHANGE OF RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES. If any holder of a Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

               (A) if the holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in a Restricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

               (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

               (C) if such Restricted Definitive Note is being transferred to a "non-U.S. Person" in an offshore transaction (as defined in Rule 902(k) of Regulation S) in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

               (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

               (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in clauses (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; or

               (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
          (3)(b) thereof,

               (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h) hereof, the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, a 144A Global Note, in the case of clause (C) above, a Regulation S Global Note, and in all other cases, a IAI Global Note.

        (ii) TRANSFER OR EXCHANGE OF RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A holder of a Restricted Definitive Note may exchange such Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

               (A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

               (B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

               (C) such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

               (D) the Registrar receives the following:

               (1) if the holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

               (2) if the holder of such Restricted Definitive Note proposes to transfer such Restricted Definitive Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

          Upon satisfaction of the conditions of any of the clauses in this
     Section 2.06(d)(ii), the Trustee shall cancel such Restricted Definitive Note and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h) hereof, the aggregate principal amount of the Unrestricted Global Note.

       (iii) TRANSFER OR EXCHANGE OF UNRESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable

     Unrestricted Definitive Note and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h) hereof the aggregate principal amount of one of the Unrestricted Global Notes.

        (iv) TRANSFER OR EXCHANGE OF UNRESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES PROHIBITED. An Unrestricted Definitive Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

         (v) ISSUANCE OF UNRESTRICTED GLOBAL NOTES. If any such exchange or transfer of a Definitive Note for a beneficial interest in an Unrestricted Global Note is effected pursuant to clause (ii)(B), (ii)(D) or (iii) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with
     Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

     (e) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR DEFINITIVE NOTES. Upon request by a holder of Definitive Notes and such holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such holder. In addition, the requesting holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

         (i) TRANSFER OF RESTRICTED DEFINITIVE NOTES TO RESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

               (A) if the transfer will be made pursuant to Rule 144A, a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

               (B) if the transfer will be made pursuant to Rule 903 or Rule 904, a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

               (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item
          (3) thereof, if applicable.

        (ii) TRANSFER OR EXCHANGE OF RESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be exchanged by the holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note only if:

               (A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the holder, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by a Registration Rights Agreement;

               (B) any such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

               (C) any such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

               (D) the Registrar receives the following:

               (1) if the holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Note for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

               (2) if the holder of such Restricted Definitive Notes proposes to transfer such Restricted Definitive Note to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this clause (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer complies with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          Upon satisfaction of the conditions of any of the clauses of this
Section 2.06(e)(ii), the Trustee shall cancel the prior Restricted Definitive Note and the Company shall execute, and upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate aggregate principal amount to the Person designated by the holder of such prior Restricted Definitive Note in instructions delivered to the Registrar by such holder.

       (iii) TRANSFER OF UNRESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. A holder of Unrestricted Definitive Notes may transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the holder thereof.

     (f) EXCHANGE OFFER. Upon the occurrence of an Exchange Offer in accordance with a Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate (A) one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of the beneficial interests in the applicable Restricted Global Notes (1) tendered for acceptance by Persons that make any and all certifications in the applicable Letters of Transmittal (or are deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement and (2) accepted for exchange in such Exchange Offer and (B) Unrestricted Definitive Notes in an aggregate principal amount equal to the aggregate principal amount of the Restricted Definitive Notes tendered for acceptance by Persons who made the foregoing certifications and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall reduce or cause to be reduced in a corresponding amount the aggregate principal amount of the applicable Restricted Global Notes, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the Persons designated by the holders of Restricted Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate aggregate principal amount.

     (g) LEGENDS. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

         (i)  PRIVATE PLACEMENT LEGEND.

               (A) Except as permitted by clause (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

          "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

          THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE OF THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."

               (B) Notwithstanding the foregoing, any Global Note or Definitive
          Note issued pursuant to clauses (b)(iv), (c)(ii), (c)(iii), (d)(ii),
          (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

        (ii) GLOBAL NOTE LEGEND. Each Global Note shall bear a legend in substantially the following form:

          "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO
     SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS

     GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

          UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

       (iii) REGULATION S TEMPORARY GLOBAL NOTE LEGEND. Each Regulation S Temporary Global Note shall bear a legend in substantially the following form:

          "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

     (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the aggregate principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, the aggregate principal amount of such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

     (i)  GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

         (i) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.12, 4.18 and 9.05 hereof).

        (ii) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

       (iii) Neither the Registrar nor the Company shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the date of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date (including a Regular Record Date) and the next succeeding Interest Payment Date.

        (iv) Prior to due presentment for the registration of transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Note and for all other purposes, in each case regardless of any notice to the contrary.

         (v) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

        (vi) The Trustee is hereby authorized and directed to enter into a letter of representation with the Depositary in the form provided by the Company and to act in accordance with such letter.

SECTION 2.07.     REPLACEMENT NOTES.

          If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate a replacement Note. If required by the Trustee or the Company, the Holder of such Note shall provide indemnity that is sufficient, in the judgment of the Trustee or the Company, to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer in connection with such replacement. If required by the Company, such Holder shall reimburse the Company for its reasonable expenses in connection with such replacement.

          Every replacement Note issued in accordance with this Section 2.07 shall be the valid obligation of the Company, evidencing the same debt as the destroyed, lost or stolen Note, and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08.     OUTSTANDING NOTES.

     (a) The Notes outstanding at any time shall be the entire principal amount of Notes represented by all of the Global Notes and Definitive Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those subject to reductions in beneficial interests effected by the Trustee in accordance with Section 2.06 hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in
Section 2.09 hereof, a Note shall not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; PROVIDED, HOWEVER, that Notes held by the Company or a Subsidiary of the Company shall be deemed not to be outstanding for purposes of Section 3.07(b) hereof.

     (b) If a Note is replaced pursuant to Section 2.07 hereof, it shall cease to be outstanding unless the Trustee receives proof satisfactory to it that the replaced note is held by a bona fide purchaser.

     (c)  If the principal amount of any Note is considered paid under Section
4.01 hereof, it shall cease to be outstanding and interest on it shall cease to accrue.

     (d) If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date, a Purchase Date (as defined in Section 3.09) or a maturity date, funds sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09.     TREASURY NOTES.

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

SECTION 2.10.     TEMPORARY NOTES.

          Until certificates representing Notes are ready for delivery, the Company may prepare and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Global Notes or Definitive Notes in exchange for temporary Notes, as applicable. After preparation of Definitive Notes, the Temporary Note will be exchangeable for Definitive Notes upon surrender of the Temporary Notes.

          Holders of temporary Notes shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.11.     CANCELLATION.

          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. Upon sole direction of the Company, the Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirements of the Exchange Act or other applicable laws) unless by written order, signed by an Officer of the Company, the Company directs them to be returned to it. Certification of the destruction of all cancelled Notes shall be delivered to the Company from time to time upon request. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.     PAYMENT OF INTEREST; DEFAULTED INTEREST.

          If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Holders thereof. If the Company pays the defaulted interest prior to 30 days of the default in payment of interest, payment shall be paid to the record Holder of the Notes as of the original record date. If such default in payment of interest continues for 30 days, the Company will, in the case of Definitive Notes, establish a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest. If no special record date is required to be established pursuant to the immediately preceding sentence, (i) in the case of Definitive Notes, Holders of record on the original record date shall be entitled to such payment of defaulted interest and any such interest payable on the defaulted interest and (ii) in the case of Global Notes, Holders on the Defaulted Interest Payment Date (as defined in the next sentence) shall be entitled to such defaulted interest and any such interest payable on the defaulted interest. The Company shall notify the Trustee and Paying Agent in writing of the amount of the defaulted interest proposed to be paid on the Notes and the date of the proposed payment (a "DEFAULTED INTEREST PAYMENT DATE"), and at the same time the Company shall deposit with the Trustee or Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee or Paying Agent for such deposit prior to the date of the proposed payment.

SECTION 2.13.     CUSIP OR ISIN NUMBERS.

          The Company in issuing the Notes may use "CUSIP" and/or "ISIN" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" and/or "ISIN" numbers in notices of redemption or Offers to

Purchase as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or notice of an Offer to Purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or Offer to Purchase shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the "CUSIP" and/or "ISIN" numbers.

SECTION 2.14.     SPECIAL INTEREST

          If Special Interest is payable by the Company pursuant to a Registration Rights Agreement and paragraph 1 of the Notes, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Special Interest that is payable and (ii) the date on which such interest is payable pursuant to Section 4.01 hereof. Unless and until a Responsible Officer of the Trustee receives such a certificate or instruction or direction from the Holders in accordance with the terms of this Indenture, the Trustee may assume without inquiry that no Special Interest is payable. The foregoing shall not prejudice the rights of the Holders with respect to their entitlement to Special Interest as otherwise set forth in this Indenture or the Notes and pursuing any action against the Company directly or otherwise directing the Trustee to take any such action in accordance with the terms of this Indenture and the Notes. If the Company has paid Special Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officers' Certificate setting forth the details of such payment.

SECTION 2.15.     ISSUANCE OF ADDITIONAL NOTES

          The Company shall be entitled, subject to its compliance with Section
4.09 hereof, to issue Additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the date hereof, other than with respect to the date of issuance, issue price and rights under a related Registration Rights Agreement, if any. The Initial Notes issued on the date hereof, any Additional Notes and all Exchange Notes issued in exchange therefor shall be treated as a single class for all purposes under this Indenture, including directions, waivers, amendments, consents, redemptions and Offers to Purchase.

          With respect to any Additional Notes, the Company shall set forth in a Board Resolution and an Officers' Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

     (a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

     (b) the issue price, the issue date and the CUSIP and/or ISIN number of such Additional Notes; PROVIDED, HOWEVER, that no Additional Notes may be issued at a price that would cause such Additional Notes to have "original issue discount" within the meaning of Section 1273 of the Code, other than a DE MINIMIS original issue discount within the meaning of Section 1273 of the Code; and

     (c) whether such Additional Notes shall be subject to the restrictions on transfer set forth in Section 2.06 hereof relating to Restricted Global Notes and Restricted Definitive Notes.

SECTION 2.16.     RECORD DATE.

          The record date for purposes of determining the identity of Holders of Notes entitled to vote or consent to any action by vote or consent or permitted under this Indenture shall be determined as provided for in TIA Section 316(c).

                                   ARTICLE 3.

                            REDEMPTION AND PREPAYMENT

SECTION 3.01.     NOTICES TO TRUSTEE.

          If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date (or such shorter period as allowed by the Trustee), an Officers' Certificate setting forth (a) the applicable section of this Indenture pursuant to which the redemption shall occur, (b) the redemption date, (c) the principal amount of Notes to be redeemed and (d) the redemption price.

SECTION 3.02.     SELECTION OF NOTES TO BE REDEEMED.

          If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a PRO RATA basis, by lot or in accordance with any other method the Trustee deems fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

          The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or integral multiples thereof; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not an integral multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.     NOTICE OF REDEMPTION.

          At least 30 days but not more than 60 days prior to a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at such Holder's registered address appearing in the Security Register.

          The notice shall identify the Notes to be redeemed and shall state:

     (a)  the redemption date;

     (b) the appropriate method for calculation of the redemption price, but need not include the redemption price itself; the actual redemption price shall be set forth in an Officers' Certificate delivered to the Trustee no later than two (2) Business Days prior to the redemption date unless clause (2) of the definition of "Comparable Treasury Price" is applicable, in which case such Officers' Certificate should be delivered on the redemption date;

     (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, if applicable, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

     (d)  the name and address of the Paying Agent;

     (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

     (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

     (g) the applicable section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

     (h) that no representation is made as to the correctness of the CUSIP and/or ISIN numbers, if any, listed in such notice or printed on the Notes.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; PROVIDED, HOWEVER, that the Company shall have delivered to the Trustee, at least 45 days (or such shorter period allowed by the Trustee), prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice (in the name and at the expense of the Company) and setting forth the information to be stated in such notice as provided in this Section 3.03.

SECTION 3.04.     EFFECT OF NOTICE OF REDEMPTION.

          Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption shall become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05.     DEPOSIT OF REDEMPTION PRICE.

          On or prior to 11:00 a.m. Eastern time on the Business Day prior to any redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and, if applicable, accrued and unpaid interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly, and in any event within two (2) Business Days after the redemption date, return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest, if any, on, all Notes to be redeemed.

          If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for purchase or redemption in accordance with Section 2.08(d) hereof, whether or note such Notes are presented for payment. If a Note is redeemed on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such Regular Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section
4.01 hereof.

SECTION 3.06.     NOTES REDEEMED IN PART.

          Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon receipt of an authentication order in accordance with Section
2.02 hereof, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07.     OPTIONAL REDEMPTION.

     (a) Except as set forth in clauses (b) and (c) of this Section 3.07, the Notes shall not be redeemable at the option of the Company prior to April 15, 2008. Beginning on April 15, 2008, the Company may redeem all or a portion of the Notes, at once or over time, after giving the notice required pursuant to
Section 3.03 hereof, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest on the Notes redeemed, to but excluding the applicable redemption date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period commencing on April 15 of the years indicated below:

     Year                                                            Percentage
     ----                                                            ----------
     2008.............................................................104.625%
     2009.............................................................102.313%
     2010 and thereafter..............................................100.000%

     (b) At any time and from time to time prior to April 15, 2007, the Company may redeem up to 40% of the original aggregate principal amount of the Notes (including Additional Notes) issued under this Indenture at a redemption price (expressed as a percentage of principal amount) equal to 109.250% of the principal amount thereof, plus accrued and unpaid interest to but excluding the redemption date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment
Date) with the proceeds of one or more Equity Offerings; PROVIDED, HOWEVER, that
(i) at least 60% of the original aggregate principal amount of the Notes initially issued under this Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after giving effect to such redemption and (ii) any such redemption shall be made within 90 days of such Equity Offering upon not less than 30 nor more than 60 days prior notice.

     (c) At any time prior to April 15, 2008, the Company may redeem all or any portion of the Notes, at once or over time, after giving the required notice under this Indenture at a redemption price equal to the greater of:

         (i)  100% of the principal amount of the Notes to be redeemed, and

        (ii) the sum of the present values of (1) the redemption price of the Notes at April 15, 2008 (as set forth in the preceding paragraph) and (2) the remaining scheduled payments of interest from the redemption date through, April 15, 2008, but excluding accrued and unpaid interest through the redemption date, discounted to the redemption date (assuming a 360 day year consisting of twelve 30 day months), at the Treasury Rate plus 75 basis points, plus, in either case, accrued and unpaid interest, including Special Interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

     (d) Any prepayment pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

SECTION 3.08.     MANDATORY REDEMPTION.

          Except as set forth in Sections 4.12 and 4.18 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to, or offer to purchase, the Notes.

SECTION 3.09.     OFFER TO PURCHASE.

     (a) In the event that, pursuant to Section 4.12 or 4.18 hereof, the Company shall be required to commence a Prepayment Offer or a Change of Control Offer (each, an "OFFER TO PURCHASE"), it shall follow the procedures specified below.

     (b) The Company shall cause a notice of the Offer to Purchase to be sent at least once to the DOW JONES NEWS SERVICE or similar business news service in the United States.

     (c) The Company shall commence the Offer to Purchase by sending, by first-class mail, with a copy to the Trustee, to each Holder at such Holder's address appearing in the Security Register, a notice the terms of which shall govern the Offer to Purchase stating:

         (i)  that the Offer to Purchase is being made pursuant to this Section
     3.09 and Section 4.12 or Section 4.18, as the case may be, and, in the case of a Change of Control Offer, that a Change of Control has occurred, the circumstances and relevant facts regarding the Change of Control and that a Change of Control Offer is being made pursuant to Section 4.18;

        (ii)  the principal amount of Notes required to be purchased pursuant to
     Section 4.12 or Section 4.18, as the case may be (the "OFFER AMOUNT"), the purchase price set forth in Section 4.12 or Section 4.18, as applicable (the "PURCHASE PRICE"), the Offer Period and the Purchase Date (each as defined below);

       (iii) except as provided in clause (ix), that all Notes timely tendered and not withdrawn shall be accepted for payment;

        (iv) that any Note not tendered or accepted for payment shall continue to accrue interest;

         (v) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest after the Purchase Date;

        (vi) that Holders electing to have a Note purchased pursuant to an Offer to Purchase may elect to have Notes purchased in integral multiples of $1,000 only;

       (vii) that Holders electing to have a Note purchased pursuant to any Offer to Purchase shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, the Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice before the close of business on the third Business Day before the Purchase Date;

      (viii) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note (or portions thereof) the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

        (ix) that, in the case of a Prepayment Offer, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a PRO RATA basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased);

         (x) that Holders whose Notes were purchased in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer); and

        (xi) any other procedures the Holders must follow in order to tender their Notes (or portions thereof) for payment and the procedures that Holders must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

     (d) The Offer to Purchase shall remain open for a period of at least 20 Business Days but no more than 60 days following its commencement, except to the extent that a longer period is required by applicable law (the "OFFER PERIOD"). No later than five (5) Business Days (and in any event no later than the 60th day following the Change of Control) after the termination of the Offer Period (the "PURCHASE DATE"), the Company shall purchase the Offer Amount or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Offer to Purchase. Payment for any Notes so purchased shall be made in the same manner as interest payments are made. The Company shall publicly announce the results of the Offer to Purchase on the Purchase Date.

     (e) On or prior to the Purchase Date, the Company shall, to the extent lawful:

         (i) accept for payment (on a PRO RATA basis to the extent necessary in connection with a Prepayment Offer), the Offer Amount of Notes or portions of Notes properly tendered and not withdrawn pursuant to the Offer to Purchase, or if less than the Offer Amount has been tendered, all Notes tendered;

        (ii) deposit with the Paying Agent funds in an amount equal to the Purchase Price in respect of all Notes or portions of Notes properly tendered; and

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       (iii)  deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company and that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09.

     (f) The Paying Agent (or the Company, if acting as the Paying Agent) shall promptly (but in the case of a Change of Control, not later than 60 days from the date of the Change of Control) deliver to each tendering Holder the Purchase Price. In the event that any portion of the Notes surrendered is not purchased by the Company, the Company shall promptly execute and issue a new Note in a principal amount equal to such unpurchased portion of the Note surrendered, and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver (or cause to be transferred by book-entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; PROVIDED, HOWEVER, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

     (g) If the Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Offer to Purchase.

     (h) The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with Sections 4.12 or 4.18, as applicable, this Section 3.09 or other provisions of this Indenture, the Company shall comply with applicable securities laws and regulations and shall not be deemed to have breached its obligations under Sections 4.12 or 4.18, as applicable, this Section 3.09 or such other provision by virtue of such compliance.

     (i) Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made in accordance with the provisions of
Section 3.01 through 3.06 hereof.

                                   ARTICLE 4.

                                    COVENANTS

SECTION 4.01.     PAYMENT OF NOTES.

          The Company shall pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in this Indenture and the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Such Paying Agent shall return to the Company promptly, and in any event, no later than five (5) Business Days following the date of payment, any money (including accrued interest) that exceeds such amount of principal, premium, if any, and interest paid on the Notes. The Company shall pay Special Interest, if any, in the same manner, on the dates and in the amounts set forth in a Registration Rights Agreement, the Notes and the Indenture. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

          The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful.

          Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

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SECTION 4.02.     MAINTENANCE OF OFFICE OR AGENCY.

     (a) The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office or drop facility of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be presented or surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

     (b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     (c) The Company hereby designates the Corporate Trust Office of the Trustee, as one such office, drop facility or agency of the Company in accordance with Section 2.03 hereof.

SECTION 4.03.     REPORTS.

          Notwithstanding that the Parent may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Parent shall file with the Commission and provide the Trustee and Holders of Notes with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. entity subject to such Sections, such information, documents and reports to be so filed with the Commission and provided at the times specified for the filing of such information, documents and reports under such Sections; PROVIDED, HOWEVER, that the Parent shall not be so obligated to file such information, documents and reports with the Commission prior to the completion of the Registered Exchange Offer and, in any event, if the Commission does not permit such filings.

SECTION 4.04.     COMPLIANCE CERTIFICATE.

     (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company, the Guarantors and their respective Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company, the Guarantors and their respective Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company, the Guarantors and their respective Subsidiaries have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

     (b)  The Company shall otherwise comply with TIA Section 314(a)(2).

     (c) The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event that with the giving of notice and/or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

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

SECTION 4.05.     TAXES.

          The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies, except such as are being contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

SECTION 4.06.     STAY, EXTENSION AND USURY LAWS.

          The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.     CORPORATE EXISTENCE.

          Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (a) its corporate existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (b) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Restricted Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes, or that such preservation is not necessary in connection with any transaction not prohibited by this Indenture.

SECTION 4.08.     PAYMENTS FOR CONSENT.

          The Parent and the Company shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.09.     INCURRENCE OF ADDITIONAL DEBT.

     (a) The Parent and the Company shall not, and shall not permit any of their respective Restricted Subsidiaries to, Incur, directly or indirectly, any Debt, including any Acquired Debt (other than Permitted Debt) unless, after giving effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and such Debt is Debt of the Company or a Guarantor and, after giving effect to the Incurrence of such Debt and the application of the proceeds thereof, the Consolidated Interest Coverage Ratio would be at least
2.00 to 1.00.

     (b)  The term "Permitted Debt" is defined to include the following:

         (i) (A) Debt of the Company evidenced by the Notes and the Exchange Notes issued in exchange for such Notes and in exchange for any Additional Notes and (B) Debt of the Guarantors evidenced by the Guarantees relating to the Notes and the Exchange Notes issued in exchange for such Notes and in exchange for any Additional Notes;

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

        (ii) Debt of the Parent or a Restricted Subsidiary of the Parent under Credit Facilities; PROVIDED that the aggregate principal amount of all such Debt under Credit Facilities at any one time outstanding shall not exceed $500.0 million; PROVIDED, FURTHER, that such amount shall be permanently reduced by (x) the amount of Net Available Cash used to Repay Debt under Credit Facilities (and, in the case of any revolving credit Debt, to effect a corresponding commitment reduction thereunder) and not subsequently reinvested in Additional Assets or used to purchase Notes or Repay other Debt, pursuant to Section 4.12 and (y) any amounts outstanding under Permitted Receivables Financings;

       (iii) Debt of the Parent or a Restricted Subsidiary in respect of Capital Lease Obligations and Purchase Money Debt; PROVIDED that:

               (A) the aggregate principal amount of such Debt does not exceed the Fair Market Value (on the date of the Incurrence thereof) of the Property acquired, constructed or leased, and

               (B) the aggregate principal amount of all Debt Incurred and then outstanding pursuant to this clause (iii) (together with all Permitted Refinancing Debt Incurred and then outstanding in respect of Debt previously Incurred pursuant to this clause (iii)) does not exceed $10.0 million;

        (iv) Debt of the Parent owing to and held by any Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Parent or any Restricted Subsidiary; PROVIDED, HOWEVER, that any subsequent issue or transfer of Capital Stock or other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Debt (except to the Parent or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof; PROVIDED, FURTHER, HOWEVER that if the Company or any Guarantor is the obligor on any such Debt and the lender is not an obligor on the Notes, such Debt must be expressly subordinated in right of payment to the prior payment in full of all obligations with respect to the Notes and the Guarantees, as the case may be;

         (v) Acquired Debt of a Restricted Subsidiary outstanding on the date on which such Restricted Subsidiary is acquired by the Parent or a Restricted Subsidiary or otherwise becomes a Restricted Subsidiary (other than Acquired Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Subsidiary of the Parent or another Restricted Subsidiary or was otherwise acquired by the Parent or another Restricted Subsidiary); PROVIDED that at the time such Restricted Subsidiary is acquired by the Parent or another Restricted Subsidiary or otherwise becomes a Restricted Subsidiary and after giving effect to the Incurrence of such Acquired Debt, the Company would have been able to Incur $1.00 of additional Debt pursuant to Section 4.09(a);

        (vi) Debt of the Parent or any Restricted Subsidiary under Interest Rate Agreements entered into for the purpose of fixing, hedging or swapping interest rate risk in the ordinary course of the financial management of the Parent or such Restricted Subsidiary and not for speculative purposes; PROVIDED that the obligations under such agreements are directly related to payment obligations on Debt otherwise permitted by the terms of this
     Section 4.09;

       (vii) Debt of the Parent or any Restricted Subsidiary under Currency Exchange Protection Agreements entered into for the purpose of fixing, hedging or swapping currency exchange rate risks directly related to transactions entered into by the Parent or such Restricted Subsidiary in the ordinary course of business and not for speculative purposes;

      (viii) Debt of the Parent or any Restricted Subsidiary under Commodity Price Protection Agreements entered into in the ordinary course of the financial management of the Parent or such Restricted Subsidiary and not for speculative purposes;

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

        (ix) Debt in connection with one or more standby letters of credit or performance or surety bonds issued by the Parent or a Restricted Subsidiary in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

         (x) the guarantee by the Parent or any Restricted Subsidiary of Debt of the Parent or any Restricted Subsidiary that was permitted to be incurred by another provision of this Indenture;

        (xi) Debt represented by agreements of the Parent or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn out or similar obligations, in each case, incurred in connection with the acquisition or disposition of any business or assets otherwise permitted under this Indenture; PROVIDED that the maximum liability in respect of all such Debt shall at no time exceed the gross proceeds actually received by the Parent and its Restricted Subsidiaries in connection with such acquisition or disposition;

       (xii) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; PROVIDED, HOWEVER, that such Debt is extinguished within five business days of incurrence;

      (xiii) the Incurrence by a Securitization Subsidiary of Non-Recourse Debt in connection with or pursuant to a Permitted Receivables Financing;

       (xiv) Debt of a Foreign Restricted Subsidiary that is Incurred solely for working capital purposes; PROVIDED that the aggregate principal amount of all Debt Incurred and outstanding under this clause (xiv) (together with all Permitted Refinancing Debt Incurred and then outstanding under this clause (xiv)) does not exceed $10.0 million;

        (xv) Debt of the Parent or a Restricted Subsidiary outstanding on the Issue Date not otherwise described in clauses (i) through (xiv) above;

       (xvi) Debt of the Company or a Guarantor in an aggregate principal amount (or accreted value, as applicable) outstanding at any one time not to exceed $20.0 million; and

      (xvii) Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to clause (a) of this Section 4.09 and clauses (b)(i), (iii), (v),
     (xiv) and (xv) above.

     (c)  Notwithstanding anything to the contrary contained in this Section
4.09,

         (i) the Parent and the Company shall not, and shall not permit any Guarantor to, Incur any Debt pursuant to paragraph (b)(xvii) of this
     Section 4.09 if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Debt shall be subordinated to the Notes or the applicable Guarantee, as the case may be, to at least the same extent as such Subordinated Obligations;

        (ii) the Parent shall not permit any Restricted Subsidiary that is not a Guarantor to Incur any Debt pursuant to paragraph (b)(xvii) of this
     Section 4.09 if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations or Senior Subordinated Debt of the Company or any Guarantor;

       (iii) accrual of interest, accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Debt, will be deemed not to be an Incurrence of Debt for purposes of this
     Section 4.09; and

        (iv) the maximum amount of Debt that the Parent or any Restricted Subsidiary of the Parent shall not be deemed exceeded solely as a result of fluctuations in exchange rates or currency values occurring after such Debt was Incurred.

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     (d)  For purposes of determining compliance with this Section 4.09, in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (b)(i) through (b)(xvii) above or is entitled to be incurred pursuant to clause (a) of this Section 4.09, the Company shall, in its sole discretion, classify (or later reclassify in whole or in part, in its sole discretion) such item of Debt in any manner that complies with this Section 4.09. Debt under the Senior Credit Facility outstanding on the Issue Date shall be deemed to have been incurred on such date in reliance on the exception provided by clause (b)(ii) above. The principal amount of any Debt supported by a letter of credit issued under a Credit Facility in accordance with clause (b)(ii) above shall not be deemed a separate incurrence of Debt for purposes of this Section 4.09, but only to the extent of the stated amount of such letter of credit.

SECTION 4.10.     RESTRICTED PAYMENTS.

     (a) The Parent shall not make, and shall not permit any of its Restricted Subsidiaries to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment,

         (i) a Default or Event of Default shall have occurred and be continuing;

        (ii) the Company could not Incur at least $1.00 of additional Debt pursuant to Section 4.09(a); or

       (iii) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value at the time of such Restricted Payment) would exceed an amount equal to the sum of:

               (A) 50% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurs to the end of the most recently completed fiscal quarter for which financial statements are available (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit); PLUS

               (B) 100% of the Capital Contributions (other than Excluded Contributions); PLUS

               (C) the sum of:

                    (1) the aggregate net cash proceeds received by the Parent or any Restricted Subsidiary from the issuance or sale after the Issue Date of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Parent; and

                    (2) the aggregate amount by which Debt (other than Subordinated Obligations) of the Parent or any Restricted Subsidiary is reduced on the Parent's consolidated balance sheet on or after the Issue Date upon the conversion or exchange of any Debt issued or sold on or prior to the Issue Date that is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Parent, excluding, in the case of clause (1) or (2):

                    (x) any such Debt issued or sold to the Parent or a
               Subsidiary of the Parent or an employee stock ownership plan or trust established by the Parent or any such Subsidiary for the benefit of their employees; and

                    (y) the aggregate amount of any cash or other Property
               distributed by the Parent or any Restricted Subsidiary upon any such conversion or exchange; PLUS

               (D) an amount equal to the sum of:

                    (1) the amount received from any Investments in any Persons other than the Parent or a Restricted Subsidiary resulting from dividends, repayments of loans or advances or other transfers of Property, in each case to the Parent or any Restricted Subsidiary from such Person; and

                    (2) the portion (proportionate to the Parent's equity interest in such Unrestricted Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary or has been merged or consolidated with or into or transfers all of its assets into the Parent or another Restricted Subsidiary; PROVIDED, HOWEVER, that the foregoing sum shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as a Restricted Payment) by the Parent or any Restricted Subsidiary in such Person.

     (b) The provisions of the first paragraph of this Section 4.10 will not prohibit:

         (i) the payment of any dividends within 60 days of the declaration thereof if, on the declaration date, such dividends could have been paid in compliance with this Indenture; PROVIDED, HOWEVER, that at the time of such payment of such dividend, no other Default or Event of Default shall have occurred and be continuing (or result therefrom); PROVIDED, FURTHER, HOWEVER, that such dividend shall be included in the calculation of the amount of Restricted Payments;

        (ii) the purchase, repurchase, redemption, legal defeasance, acquisition or retirement for value of Capital Stock of the Parent or any of its direct or indirect parent entities or Subordinated Obligations in exchange for, or out of the proceeds of the sale within 30 days of, Capital Stock of the Parent or any of its direct or indirect parent entities (so long as, in the case of a sale of Capital Stock of such parent entities, the net proceeds of such sale are contributed to the common equity capital of Parent) (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Parent or an employee stock ownership plan or trust established by the Parent or any such Subsidiary for the benefit of their employees); PROVIDED, HOWEVER, that

               (A) such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments and

               (B) the Capital Contributions from such exchange or sale shall be excluded from the calculation pursuant to clause (iii)(B) above;

       (iii) the purchase, repurchase, redemption, legal defeasance, acquisition or retirement for value of any Subordinated Obligations in exchange for, or out of the proceeds of the sale within 30 days of, Permitted Refinancing Debt; PROVIDED, HOWEVER, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments;

        (iv) the repurchase of shares or units of, or options to purchase shares of, common stock or common units, as the case may be, of the Parent, any of its Subsidiaries or any direct or indirect parent entity of Parent from current or former officers, directors or employees of the Parent or any of its Subsidiaries (or permitted transferees of such current or former officers, directors or employees), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such common stock or common units; PROVIDED, HOWEVER, that the aggregate amount of such repurchases shall not exceed $2.0 million in any calendar year and at the time of such repurchase, no other Default or Event of Default shall have occurred and be continuing (or result therefrom); PROVIDED, FURTHER, that unused amounts may carry over and be used in subsequent calendar years, in addition to the amounts permitted for such calendar year, up to a maximum of $5.0 million in any calendar year; PROVIDED FURTHER, HOWEVER, that such repurchases shall be included in the calculation of the amount of Restricted Payments;

         (v) any payments made by the Parent or any of its Restricted Subsidiaries on the date of this indenture with respect to the purchase price paid or any subsequent working capital adjustments made in connection with the Transactions; PROVIDED, HOWEVER, that such payments will be excluded in the calculation of the amount of Restricted Payments;

        (vi) the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represented a portion of the exercise price of those stock options; PROVIDED, HOWEVER, that such payments will be excluded in the calculation of the amount of Restricted Payments;

       (vii) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the declaration of any payment of regularly scheduled or accrued dividends to (A) holders of any class or series of Disqualified Stock of the Parent issued on or after the Issue Date pursuant to Section 4.09(a) and (B) holders of any class or series of Preferred Stock (other than Disqualified Stock) of the Parent issued after the Issue Date; PROVIDED that at the time of the issuance of such stock and after giving pro forma effect thereto (treating the aggregate liquidation preference of such Preferred Stock as Debt), the Company would have been able to incur at least $1.00 of additional Debt pursuant to Section 4.09(a); PROVIDED, HOWEVER, that such payments will be excluded in the calculation of the amount of Restricted Payments;

      (viii) payments, advances, loans or expense reimbursements made to any direct or indirect parent entity of the Parent to permit the payment by such entity of reasonable general operating expenses, accounting, legal, corporate reporting and administrative expenses incurred in the ordinary course of its business in an amount not to exceed $1.0 million per annum (or $2.0 million per annum after the consummation of an initial public offering by the Parent or any direct or indirect parent entity of the Parent); PROVIDED, HOWEVER, that such payments will be excluded in the calculation of the amount of Restricted Payments;

        (ix) (1) for so long as the Parent is organized as a limited liability company, the payment of Permitted Tax Distributions or (2) for so long as the Parent is a member of a group filing a consolidated or combined tax return with a parent corporation, payments to such parent corporation in respect of an allocable portion of the tax liabilities of such group that is attributable to the Parent and its Subsidiaries ("Tax Payments"); PROVIDED that the Tax Payments shall not exceed the lesser of (A) the amount of the relevant tax (including any penalties and interest) that the Parent would owe if the parent were filing a separate tax return (or a separate consolidated or combined return with its Subsidiaries that are members of the consolidated or combined group) taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of Parent and such Subsidiaries from other taxable years and (B) the net amount of the relevant tax that the Parent actually owes to the appropriate taxing authority; PROVIDED, FURTHER, that any Tax Payments received from the Parent shall be paid over to the appropriate taxing authority within 30 days of the parent's receipt of such Tax Payments or such payments shall be refunded to the Parent; PROVIDED, HOWEVER, that such payments will be excluded in the calculation of the amount of Restricted Payments;

         (x) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, upon the occurrence of a Change of Control and within 90 days after completion of the offer to repurchase Notes pursuant to the provisions described under "Repurchase at the Option of Holders Upon a Change of Control" (including the purchase of all Notes tendered), any repurchase or redemption of Debt of the Parent or any of its Restricted Subsidiaries subordinated to the Notes that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Change of Control, at a purchase

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     price not greater than 101% of the outstanding principal amount thereof
     (plus accrued and unpaid interest and liquidated damages, if any); PROVIDED that such redemptions or repurchases shall be included in the calculation of the amount of Restricted Payments;

        (xi) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, within 90 days after completion of any offer to repurchase Notes pursuant to Section 4.12 (including the purchase of all Notes tendered), any repurchase or redemption of Debt of the Parent or any of its Restricted Subsidiaries subordinated to the Notes that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Asset Sale, at a purchase price not greater than 100% of the outstanding principal amount thereof (plus accrued and unpaid interest and liquidated damages, if any); PROVIDED that such redemptions or repurchases shall be included in the calculation of the amount of Restricted Payments; or

       (xii) the redemption, repurchase or other acquisition for value of Capital Stock of the Parent or any direct or indirect parent entity of the Parent representing fractional shares of such Capital Stock in connection with a merger, consolidation, amalgamation or other combination involving the Company or any direct or indirect parent entity of the Company; PROVIDED that such redemptions, repurchases or other acquisitions shall be included in the calculation of the amount of Restricted Payments;

      (xiii) Investments that are made with Excluded Contributions; PROVIDED that such payments shall be excluded in the calculation of the amount of Restricted Payments; and

       (xiv) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an amount not to exceed $15.0 million; PROVIDED that such amounts shall be excluded in the calculation of the amount of Restricted Payments.

SECTION 4.11.     LIENS.

     (a) The Parent and the Company shall not, and shall not permit any of their respective Restricted Subsidiaries to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens or Liens securing Senior
Debt) upon any of its Property (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, unless:

         (i) if such Lien secures Senior Subordinated Debt, the Notes or the applicable Guarantee are secured on an equal and ratable basis with such Debt; and

        (ii) if such Lien secures Subordinated Obligations, such Lien shall be subordinated to a Lien securing the Notes or the applicable Guarantee in the same Property as that securing such Lien to the same extent as such Subordinated Obligations are subordinated to the Notes and the Guarantees.

SECTION 4.12.     ASSET SALES.

     (a) The Parent and the Company shall not, and shall not permit any of their respective Restricted Subsidiaries to, directly or indirectly, consummate any Asset Sale unless:

         (i) the Parent, the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale;

        (ii) at least 75% of the consideration paid to the Parent, the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash or Cash Equivalents or the assumption by the purchaser of liabilities of the Parent, the Company or any Restricted Subsidiary (other than contingent liabilities or liabilities that are by their terms subordinated to the Notes or the applicable Guarantee) as a result of which the Parent, the Company and the Restricted Subsidiaries are no longer obligated with respect to such liabilities; and

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       (iii)  the Company delivers an Officers' Certificate to the Trustee certifying that such Asset Sale complies with the foregoing clauses (i) and
     (ii).

     (b) Solely for the purposes of clause (a)(ii) above, the following will be deemed to be cash:

         (i) any securities, notes or other obligations received by the Parent or the Restricted Subsidiary from a transferee that are converted by the Parent or such Restricted Subsidiary into cash (to the extent of the cash received) within 90 days following the closing of such Asset Sale; and

        (ii) any Designated Noncash Consideration received by the Parent or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value (measured at the time received and without giving effect to subsequent changes in value), taken together with all other Designated Noncash Consideration received pursuant to this clause (b)(ii) then outstanding, not to exceed $20.0 million.

     (c) The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Parent, the Company or a Restricted Subsidiary, to the extent the Parent, the Company or such Restricted Subsidiary elects (or is required by the terms of any Debt):

         (i) to Repay Senior Debt of the Company or any Restricted Subsidiary (excluding, in any such case, any Debt owed to the Parent, the Company or an Affiliate of the Parent or the Company); or

        (ii) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Parent, the Company or Restricted Subsidiary).

     (d) Pending the final application of any such Net Available Cash, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Available Cash in any manner that is not prohibited by this Indenture.

     (e) Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within 365 days from the date of the receipt of such Net Available Cash or that is not segregated from the general funds of the Company for investment in identified Additional Assets in respect of a project that shall have been commenced, and for which binding contractual commitments have been entered into, prior to the end of such 365-day period and that shall not have been completed or abandoned shall constitute "Excess Proceeds;" PROVIDED, HOWEVER, that the amount of any Net Available Cash that ceases to be so segregated as contemplated above and any Net Available Cash that is segregated in respect of a project that is abandoned or completed shall also constitute "Excess Proceeds" at the time any such Net Available Cash ceases to be so segregated or at the time the relevant project is so abandoned or completed, as applicable; PROVIDED, FURTHER, HOWEVER, that the amount of any Net Available Cash that continues to be segregated for investment in identified Additional Assets and that is not actually so invested within twelve months from the date of the receipt of such Net Available Cash shall also constitute "Excess Proceeds."

          When the aggregate amount of Excess Proceeds exceeds $10.0 million (taking into account income earned on such Excess Proceeds, if any), the Company will be required to make an offer to repurchase (the "Prepayment Offer") the Notes within five Business Days after the Company becomes obligated to do so, which offer shall be in the amount of the Allocable Excess Proceeds (rounded to the nearest $1,000), on a PRO RATA basis according to principal amount, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, including Special Interest, if any, to the repurchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 3.09. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and PROVIDED that all holders of Notes have been given the opportunity to tender their Notes for repurchase in accordance with this Indenture, the Parent, the Company or such Restricted Subsidiary may use such remaining amount for any purpose permitted by this Indenture, and the amount of Excess Proceeds will be reset to zero.

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          The term "Allocable Excess Proceeds" shall mean the product of:

          (a) the Excess Proceeds and

          (b) a fraction,

          (1) the numerator of which is the aggregate principal amount of the Notes outstanding on the date of the Prepayment Offer, and

          (2) the denominator of which is the sum of the aggregate principal amount of the Notes outstanding on the date of the Prepayment Offer and the aggregate principal amount of other Debt of the Company outstanding on the date of the Prepayment Offer that is PARI PASSU in right of payment with the Notes and subject to terms and conditions in respect of Asset Sales similar in all material respects to this Section 4.12 and requiring the Company to make an offer to repurchase such Debt at substantially the same time as the Prepayment Offer.

     (f) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 4.12. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.12, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.12 by virtue thereof.

SECTION 4.13.     RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES.

     (a) The Parent and the Company shall not, and shall not permit any of their respective Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any of their respective Restricted Subsidiaries to:

         (i) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to any Restricted Subsidiary or, in the case of a Restricted Subsidiary that is not owned, directly or indirectly by the Company or any Guarantor, to the Parent or any Restricted Subsidiary,

        (ii) make any loans or advances to the Parent or any Restricted Subsidiary, or

       (iii) transfer any of its Property to the Parent or any Restricted Subsidiary.

     (b)  The foregoing limitations will not apply:

         (i)  with respect to clauses (i), (ii) and (iii), to restrictions:

               (A) in effect on the Issue Date (including, without limitation, restrictions pursuant to the Notes, this Indenture and the Senior Credit Facility),

               (B) relating to Debt of a Restricted Subsidiary and existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Parent or the Company, or

               (C) that result from the Refinancing of Debt Incurred pursuant to an agreement referred to in clause (i)(A) or (B) above or in clause
          (i)(G), (ii)(A) or (B) below; PROVIDED such restrictions are not more restrictive, taken as a whole, than those contained in the agreement evidencing the Debt so Refinanced,

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               (D) contained in any agreement for the sale or other disposition of a Restricted Subsidiary in accordance with the terms of this Indenture that restricts distributions by that Restricted Subsidiary pending such sale or other disposition;

               (E) relating to Debt or other contractual requirements or restrictions of a Securitization Subsidiary in connection with a Permitted Receivables Financing; PROVIDED that such restrictions only apply to such Securitization Subsidiary;

               (F) contained in any agreement governing Debt incurred by a Foreign Restricted Subsidiary permitted under Section 4.09; PROVIDED that such restrictions only apply to such Foreign Restricted Subsidiary; PROVIDED, FURTHER that such Debt is not guaranteed by the Parent or any of its Domestic Restricted Subsidiaries;

               (G) contained in any other agreement, instrument or document relating to Senior Debt in effect after the Issue Date; PROVIDED that the terms and conditions of such restrictions are not materially more restrictive taken as a whole than those restrictions imposed in connection with the Senior Credit Facility as in effect on the Issue Date (which may result in restrictions upon a Restricted Subsidiary so long as such restrictions are not materially more restrictive taken as a whole than the comparable restriction that is applicable to the Parent or the Company); and

        (ii)  with respect to clause (iii) only, to restrictions:

               (A) relating to Debt that is permitted to be Incurred and secured without also securing the Notes or the applicable Guarantee pursuant to Section 4.09 and Section 4.11 that limit the right of the debtor to dispose of the Property securing such Debt,

               (B) encumbering Property at the time such Property was acquired by the Parent, the Company or any Restricted Subsidiary, so long as such restrictions relate solely to the Property so acquired and were not created in connection with or in anticipation of such acquisition,

               (C) resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder,

               (D) customary restrictions contained in asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements limiting the transfer of such Property pending the closing of such sale;

               (E) customary restrictions contained in joint venture and similar agreements entered into in the ordinary course of business and otherwise permitted by this Indenture;

               (F) customary non-assignment provisions in leases entered into in the ordinary course of business; and

               (G) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

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SECTION 4.14.     AFFILIATE TRANSACTIONS.

     (a) The Parent and the Company shall not, and shall not permit any of their respective Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Parent or the Company (an "AFFILIATE TRANSACTION"), unless:

         (i) the terms of such Affiliate Transaction are set forth in writing and no less favorable to the Parent, the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Parent, the Company or such Restricted Subsidiary;

        (ii) if such Affiliate Transaction involves aggregate payments or value in excess of $2.0 million, the Board of Directors (including, in either case, at least a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clause (i) of this paragraph as evidenced by a Board Resolution promptly delivered to the Trustee; and

       (iii) if such Affiliate Transaction involves aggregate payments or value in excess of $10.0 million, the Company obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Parent, the Company and their respective Restricted Subsidiaries.

     (b) Notwithstanding the foregoing limitation, the Parent, the Company or any Restricted Subsidiary may enter into or suffer to exist the following:

         (i) any transaction or series of transactions between the Parent and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries in the ordinary course of business;

        (ii)  any Restricted Payment permitted to be made pursuant to Section
     4.10 or any Permitted Investment;

       (iii) the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of the Parent, the Company or any of their respective Restricted Subsidiaries, so long as the Board of Directors in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation to be fair consideration therefor;

        (iv) loans and advances to non-executive employees made in the ordinary course of business and consistent with the past practices of the Parent, the Company or such Restricted Subsidiary, as the case may be; PROVIDED that such loans and advances do not exceed $1.0 million in the aggregate at any one time outstanding;

         (v) agreements in effect on the Issue Date and described in the offering memorandum and any modifications, extensions or renewals thereto that are no less favorable to the Parent, the Company or any Restricted Subsidiary than such agreements as in effect on the Issue Date;

        (vi) customary indemnification agreements with officers and directors of the Parent and its Restricted Subsidiaries or of any direct or indirect parent entity of the Parent;

       (vii) transactions effected on the Issue Date in connection with the Transactions, including the payment of all fees and expenses described in the Offering Memorandum under the heading "Certain Relationships and Related Transactions;"

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      (viii)  transactions with a Person (other than an Unrestricted Subsidiary of the Parent) that is an Affiliate of the Parent solely because the Parent owns, directly or through a Restricted Subsidiary, Capital Stock in or controls such Person;

        (ix) any payments or other transactions pursuant to any tax sharing agreement between Parent and any other Person with which Parent files a consolidated tax return or with which Parent is part of a consolidated group for tax purposes;

         (x) transactions pursuant to the Management Agreement, as in effect on the Issue Date, as such agreement may be amended, modified, or replaced from time to time so long as the amended, modified or new agreement, taken as a whole, is no less favorable to the Parent and its Restricted Subsidiaries than the Management Agreement as in effect on the Issue Date;

        (xi) the issuance of Capital Stock (other than Disqualified Capital Stock) of the Parent to any direct or indirect parent entity of the Parent; and

       (xii) transactions between a Securitization Subsidiary and the Parent or one or more Restricted Subsidiaries in connection with a Permitted Receivables Financing.

SECTION 4.15.     ISSUANCE OR SALE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES.

     (a)  The Parent and the Company shall not, directly or indirectly:

         (i) sell, pledge, hypothecate or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary (other than to secure Senior Debt permitted to be incurred under this Indenture); or

        (ii) permit any Restricted Subsidiary to, directly or indirectly, issue or sell or otherwise dispose of any shares of its Capital Stock;

     other than, in the case of either (i) or (ii):

               (A) directors' qualifying shares;

               (B) to the Parent or a Restricted Subsidiary; or

               (C) a disposition of outstanding shares of Capital Stock of such Restricted Subsidiary (other than the Company or Holdings) such that following such disposition, such Restricted Subsidiary ceases to be a Subsidiary of the Parent or the Company; PROVIDED, HOWEVER, that, in the case of this clause (C), such disposition is effected in compliance with Section 4.12 and, to the extent applicable, Section
          4.10 and upon consummation of such disposition and execution and delivery of a supplemental indenture in form satisfactory to the Trustee, such Restricted Subsidiary shall be released from any Guarantee previously made by such Restricted Subsidiary.

SECTION 4.16.     LIMITATION ON LAYERED DEBT.

          The Parent and the Company shall not, and shall not permit any Guarantor to, Incur, directly or indirectly, any Debt that is subordinate or junior in right of payment to any Senior Debt unless such Debt is Senior Debt incurred under the Senior Credit Facility, Senior Subordinated Debt or is expressly subordinated in right of payment to Senior Subordinated Debt. In addition, no Guarantor shall Guarantee, directly or indirectly, any Debt of the Company that is subordinate or junior in right of payment to any Senior Debt unless such Guarantee is expressly subordinate in right of payment to, or ranks PARI PASSU with, the Guarantee of such Guarantor. No Debt of the Parent, the Company or any Guarantor will be deemed to be subordinated in right of payment to any other Debt of the Parent, the Company or any Guarantor solely by virtue of being unsecured or by virtue of the fact that the

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holders of such Debt have entered into intercreditor agreements or arrangements giving one or more of such holders priority over the other holders in the collateral held by them.

SECTION 4.17.     DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES.

     (a) The Board of Directors of the Company may designate any of its Subsidiaries to be an Unrestricted Subsidiary if the Parent or a Restricted Subsidiary, as the case may be, is permitted to make such Investment in such Subsidiary and such Subsidiary:

         (i) does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Parent or any Restricted Subsidiary;

        (ii) has no Debt other than Non-Recourse Debt; PROVIDED, HOWEVER, that the Parent or a Restricted Subsidiary may loan, advance, extend credit to, or guarantee the Debt of an Unrestricted Subsidiary at any time at or after such Subsidiary is designated as an Unrestricted Subsidiary in accordance with Section 4.10;

       (iii) except as would be permitted by Section 4.14, is not party to any agreement, contract, arrangement or understanding with the Parent or any Restricted Subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable, taken as a whole, to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Parent or the Company;

        (iv) is a Person with respect to which neither the Parent nor any Restricted Subsidiaries has any direct or indirect obligation (A) to subscribe for additional Capital Stock or (B) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

         (v) has not Guaranteed or otherwise directly or indirectly provided credit support in the form of Debt for any Debt of the Parent or its Restricted Subsidiaries.

     (b) Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Parent will be classified as a Restricted Subsidiary; PROVIDED, HOWEVER, that such Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in subparagraphs (i) and (ii) of clause (d) below will not be satisfied after giving pro forma effect to such classification or if such Person is a Subsidiary of an Unrestricted Subsidiary.

     (c) Except as provided in the first sentence of clause (b), no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary, and neither the Parent nor any Restricted Subsidiary shall at any time be directly or indirectly liable for any Debt that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary). Upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this Section 4.17, such Restricted Subsidiary shall, by execution and delivery of a supplemental indenture in form satisfactory to the Trustee, be released from any Guarantee previously made by such Restricted Subsidiary.

     (d) The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation,

         (i) the Company could Incur at least $1.00 of additional Debt pursuant to Section 4.09(a); and

        (ii) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

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          Any such designation or redesignation by the Board of Directors will be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation or redesignation and an Officers' Certificate that:

          (a) certifies that such designation or redesignation complies with the foregoing provisions, and

          (b) gives the effective date of such designation or redesignation;

such filing with the Trustee to occur within 45 days after the end of the fiscal quarter of the Company in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Company's fiscal year, within 90 days after the end of such fiscal year).

SECTION 4.18.     REPURCHASE AT THE OPTION OF HOLDERS UPON A CHANGE OF CONTROL

     (a) Upon the occurrence of a Change of Control, the Company shall, within 30 days of a Change of Control, make an offer (the "CHANGE OF CONTROL OFFER") pursuant to the procedures set forth in Section 3.09. Each Holder shall have the right to accept such offer and require the Company to repurchase all or any portion (equal to $1,000 or an integral multiple of $1,000) of such Holder's Notes pursuant to the Change of Control Offer at a purchase price, in cash (the "CHANGE OF CONTROL AMOUNT"), equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest on the Notes repurchased, to the Purchase Date.

     (b) The Company will not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (ii) an irrevocable notice of redemption for all outstanding Notes has been given in accordance with this Indenture.

     (c) A Change of Control Offer may be made in advance of a Change of Control, conditional upon the Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

SECTION 4.19.     FUTURE GUARANTORS.

          The Parent and the Company shall cause each Person that becomes a Domestic Restricted Subsidiary (other than a Securitization Subsidiary) following the Issue Date to execute and deliver to the Trustee a Guarantee at the time such Person becomes a Domestic Restricted Subsidiary. In addition, the Parent and the Company will cause each of its respective existing non-Guarantor Subsidiaries and each of its respective Foreign Restricted Subsidiaries created or acquired after the Issue Date which has guaranteed or which guarantees any Debt of the Parent or any of its Domestic Restricted Subsidiaries, to execute and deliver to the Trustee a Guarantee pursuant to which such non-Guarantor Subsidiary or Foreign Restricted Subsidiary will guarantee payment of the Company's obligations under the Notes on the same terms and conditions as set forth in the guarantee of such other Debt of the Parent or any Domestic Restricted Subsidiary given by such non-Guarantor Subsidiary or Foreign Restricted Subsidiary; PROVIDED that if such Debt is by its express terms subordinated in right of payment to the Notes, any such guarantee of such non-Guarantor Subsidiary or Foreign Restricted Subsidiary with respect to such Debt will be subordinated in right of payment to such non-Guarantor Subsidiary's or Foreign Restricted Subsidiary's Guarantee with respect to the Notes substantially to the same extent as such Debt is subordinated to the Notes; PROVIDED, FURTHER, HOWEVER, that any such Guarantee shall also provide by its terms that it will be automatically and unconditionally released upon the release or discharge of such guarantee of payment of such other Debt (except a discharge by or as a result of payment under such guarantee).

                                   ARTICLE 5.

                                   SUCCESSORS

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SECTION 5.01.     MERGER, CONSOLIDATION AND SALE OF ASSETS

     (a) The Company shall not merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of its Property in any one transaction or series of transactions unless:

         (i) the Company shall be the Surviving Person in such merger, consolidation or amalgamation, or the Surviving Person (if other than the Company) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation, partnership or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia; PROVIDED, HOWEVER, that if such Person is a limited liability company or partnership, a corporate Wholly Owned Restricted Subsidiary of such Person becomes a co-issuer of the Notes in connection therewith;

        (ii) the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Company;

       (iii) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of the Company, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

        (iv) immediately before and after giving effect to such transaction or series of transactions on a PRO FORMA basis (and treating, for purposes of this clause (iv) and clause (v) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

         (v) immediately after giving effect to such transaction or series of transactions on a PRO FORMA basis, the Company or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Debt under Section 4.09(a); and

        (vi) the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction or series of transactions and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction or series of transactions have been satisfied.

          The foregoing provisions (other than clause (iv)) shall not apply to any transaction or series of transactions which constitute an Asset Sale if the Company has complied with Section 4.12.

     (b) The Parent shall not, and the Parent and the Company shall not permit any Guarantor to merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary into the Company or such Guarantor) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions (other than a sale, transfer, assignment, lease, conveyance or other disposition between or among the Company and any Guarantor) unless:

         (i) the Surviving Person (if not such Guarantor) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation, company (including a limited liability company) or partnership organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

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        (ii)  the Surviving Person (if other than such Guarantor) expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual performance and observance of all the obligations of such Guarantor under its Guarantee;

       (iii) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of such Guarantor, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

        (iv) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (iv) and clause (v) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person, the Company or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person, the Company or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

         (v) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Company would be able to Incur at least $1.00 of additional Debt under Section 4.09(a); and

        (vi) the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction or series of transactions and such Guarantee, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction or series of transactions have been satisfied.

The foregoing provisions (other than clause (iv)) shall not apply to any transaction or series of transactions which constitute an Asset Sale if the Company has complied with Section 4.12.

SECTION 5.02.     SUCCESSOR CORPORATION SUBSTITUTED.

          The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company or a Subsidiary Guarantor, as applicable, under this Indenture; PROVIDED, HOWEVER, that the predecessor entity shall not be released from any of the obligations or covenants under this Indenture, including with respect to the payment of the Notes and obligations under the Guarantee, as the case may be, in the case of:

     (a) a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all of the assets of the Company as an entirety or substantially as an entirety, or

     (b)  a lease.

                                   ARTICLE 6.

                              DEFAULTS AND REMEDIES

SECTION 6.01.     EVENTS OF DEFAULT.

Each of the following constitutes an "Event of Default" with respect to the
Notes:

     (a) failure to make the payment of any interest on the Notes when the same becomes due and payable, and such failure continues for a period of 30 days;

     (b) failure to make the payment of any principal of, or premium, if any, on, any of the Notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

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     (c)  failure to comply with Section 5.01;

     (d) failure to comply with any other covenant or agreement in the Notes or in this Indenture (other than a failure that is the subject of the foregoing clause (a), (b) or (c)), and such failure continues for 30 days after written notice is given to the Company by the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding specifying such default, demanding that it be remedied and stating that such notice is a "Notice of Default";

     (e) a default under any Debt by the Parent or any Restricted Subsidiary that results in acceleration of the maturity of such Debt, or failure to pay any such Debt at maturity, in an aggregate amount greater than $10.0 million or its foreign currency equivalent at the time;

     (f) any final judgment or judgments for the payment of money in an aggregate amount in excess of $10.0 million (or its foreign currency equivalent at the time) (net of any amounts that a reputable and creditworthy insurance company shall have acknowledged liability for in writing) that shall be rendered against the Parent or any Restricted Subsidiary and that shall not be waived, satisfied or discharged for any period of 30 consecutive days during which a stay of enforcement shall not be in effect;

     (g) any Guarantee of the Parent or a Significant Restricted Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guarantee) or any Guarantor denies or disaffirms its obligations under its Guarantee;

     (h) the Company or any of its Significant Restricted Subsidiaries or any group of Restricted Subsidiaries that, when taken together, would constitute a Significant Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (A) commences a voluntary case or gives notice of intention to make a proposal under any Bankruptcy Law;

               (B) consents to the entry of an order for relief against it in an involuntary case or consents to its dissolution or winding up;

               (C) consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, trustee or custodian of it or for all or substantially all of its property;

               (D) makes a general assignment for the benefit of its creditors;
          or

               (E) admits in writing its inability to pay its debts as they become due or otherwise admits its insolvency; and

     (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company or any of its Significant Restricted Subsidiaries or any group of Restricted Subsidiaries that, when taken together, would constitute a Significant Restricted Subsidiary in an involuntary case; or

               (B) appoints a receiver, interim receiver, receiver and manager, liquidator, trustee or custodian of the Company or any of its Significant Restricted Subsidiaries or any group of Restricted Subsidiaries that, when taken together, would constitute a Significant Restricted Subsidiary or for all or substantially all of the property of the Company or any of its Significant Restricted Subsidiaries or any group of Restricted Subsidiaries that, when taken together, would constitute a Significant Restricted Subsidiary; or

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               (C) orders the liquidation of the Company or any of its
          Significant Restricted Subsidiaries or any group of Restricted Subsidiaries that, when taken together, would constitute a Significant Restricted Subsidiary;

          and such order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 6.02.     ACCELERATION.

          If any Event of Default (other than that described in Section 6.01(h) or (i)) occurs and is continuing, the Trustee may, and the Trustee upon the request of Holders of 25% in principal amount of the outstanding Notes shall, or the Holders of at least 25% in principal amount of outstanding Notes may, declare the principal of all the Notes, together with all accrued and unpaid interest, premium, if any, to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that such notice is a notice of acceleration (the "ACCELERATION NOTICE"), and the same shall become immediately due and payable.

          In the case of an Event of Default specified in Section 6.01(h) or
(i), all outstanding Notes shall become due and payable immediately without any further declaration or other act on the part of the Trustee or the Holders.

          After any such acceleration, but before a judgment or decree based on acceleration is obtained by the Trustee, the registered holders of at least a majority in aggregate principal amount of the Notes then outstanding may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the indenture.

          In the event of a declaration of acceleration of the Notes because an Event of Default described in Section 6.01(e) above has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default shall be remedied or cured by the Parent or a Restricted Subsidiary or waived by the holders of the relevant Debt within 30 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except non-payment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes have been cured or waived.

          Holders may not enforce this Indenture or the Notes except as provided in this Indenture.

SECTION 6.03.     OTHER REMEDIES.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies shall be cumulative to the extent permitted by law.

SECTION 6.04.     WAIVER OF DEFAULTS.

     (a) The Holders of at least a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default, and its consequences, except a continuing Default or Event of Default (i) in the payment of the principal of, premium, if any, or interest, on the Notes and (ii) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment. Upon any waiver of a Default or Event of Default, such Default shall cease to exist, and any Event of

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Default arising therefrom shall be deemed cured for every purpose of this
Indenture but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.05.     CONTROL BY MAJORITY.

          Subject to Section 7.01, Section 7.02(f) (including the Trustee's receipt of the security or indemnification described therein) and Section 7.07 hereof, in case an Event of Default shall occur and be continuing, the Holders of a majority in aggregate principal amount of the Notes then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes.

SECTION 6.06.     LIMITATION ON SUITS.

          No Holder shall have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

     (a) such Holder has previously given to the Trustee written notice of a continuing Event of Default or the Trustee receives the notice from the Company,

     (b) Holders of at least 25% in aggregate principal amount of the Notes then outstanding have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as trustee, and

     (c) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

          The preceding limitations shall not apply to a suit instituted by a Holder for enforcement of payment of principal of, and premium, if any, or interest on, a Note on or after the respective due dates for such payments set forth in such Note.

          A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.07.     RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

          Notwithstanding any other provision of this Indenture (including
Section 6.06), the right of any Holder to receive payment of principal, premium, if any, and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.     COLLECTION SUIT BY TRUSTEE.

          If an Event of Default specified in Section 6.01 (a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest then due and owing (together with interest on overdue principal and, to the extent lawful, interest) and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.     TRUSTEE MAY FILE PROOFS OF CLAIM.

          The Trustee shall be authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders

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allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, moneys, securities and any other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.     PRIORITIES.

          If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

          FIRST: to the Trustee, its agents and attorneys for amounts due under
Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          SECOND: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

          THIRD: to the Company or to such party as a court of competent jurisdiction shall direct.

          The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11.     UNDERTAKING FOR COSTS.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7.

                                     TRUSTEE

SECTION 7.01.     DUTIES OF TRUSTEE

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

     (b) Except during the continuance of an Event of Default:

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         (i)  the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

        (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

         (i) this paragraph does not limit the effect of paragraph (b) of this Section;

        (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

       (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b) and (c) of this Section 7.01.

     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregate from other funds except to the extent required by law.

SECTION 7.02.     RIGHTS OF TRUSTEE.

          Subject to TIA Section 315:

     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

     (d) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

     (e) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in

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fact such a Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee from the Company or the Holders of 25% in aggregate principal amount of the outstanding Notes, and such notice references the specific Default or Event of Default, the Notes and this Indenture.

     (f) The Trustee shall not be required to give any bond or surety in respect of the performance of its power and duties hereunder.

     (g) The Trustee shall have no duty to inquire as to the performance of the Company's covenants herein.

     (h) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

SECTION 7.03.     INDIVIDUAL RIGHTS OF TRUSTEE.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee shall also be subject to Sections 7.10 and
7.11 hereof.

SECTION 7.04.     TRUSTEE'S DISCLAIMER.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.     NOTICE OF DEFAULTS.

          If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 7.06.     REPORTS BY TRUSTEE TO HOLDERS.

          Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA
Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA
Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

          A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange and any delisting thereof.

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SECTION 7.07.     COMPENSATION AND INDEMNITY.

          The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          The Company shall indemnify the Trustee (in its capacity as Trustee) or any predecessor Trustee (in its capacity as Trustee) against any and all losses, claims, damages, penalties, fines, liabilities or expenses, including incidental and out-of-pocket expenses and reasonable attorneys fees (for purposes of this Article, "LOSSES") incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent such losses may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations under this Section 7.07, to the extent the Company has been prejudiced thereby. The Company shall defend the claim, and the Trustee shall cooperate in the defense. The Trustee may have separate counsel if the Trustee has been reasonably advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Company and in the reasonable judgment of such counsel it is advisable for the Trustee to engage separate counsel, and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

          The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee and payment in full of the Notes through the expiration of the applicable statute of limitations.

          To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08.     REPLACEMENT OF TRUSTEE.

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

          The Trustee may resign in writing at any time upon 30 days' prior notice to the Company and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

     (a)  the Trustee fails to comply with Section 7.10 hereof;

     (b) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

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     (c)  a custodian or public officer takes charge of the Trustee or its property; or

     (d)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. Subject to the Lien provided for in Section 7.07 hereof, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; PROVIDED, HOWEVER, that all sums owing to the Trustee hereunder shall have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

          In the case of an appointment hereunder of a separate or successor Trustee with respect to the Notes, the Company, the Guarantors, any retiring Trustee and each successor or separate Trustee with respect to the Notes shall execute and deliver an Indenture supplemental hereto (1) which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of any retiring Trustee with respect to the Notes as to which any such retiring Trustee is not retiring shall continue to be vested in such retiring Trustee and (2) that shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustee co-trustees of the same trust and that each such separate, retiring or successor Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any such other Trustee.

SECTION 7.09.     SUCCESSOR TRUSTEE BY MERGER, ETC.

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the successor corporation or banking association without any further act shall, if such successor corporation or banking association is otherwise eligible hereunder, be the successor Trustee.

SECTION 7.10.     ELIGIBILITY; DISQUALIFICATION.

          There shall at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million (or a wholly-owned subsidiary of a bank or trust company, or of a bank holding company, the principal subsidiary of which is a bank or trust company having a combined capital and surplus of at least $50.0 million) as set forth in its most recent published annual report of condition.

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          This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11.     PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

          The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8.

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.     OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

          The Company may, at its option and at any time, elect to have either
Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth in this Article 8.

SECTION 8.02.     LEGAL DEFEASANCE AND DISCHARGE.

          Upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE") and each Guarantor shall be released from all of its obligations under its Guarantee. For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Debt represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under the Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

          (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, or interest on such Notes when such payments are due,

          (b) the Company's obligations with respect to such Notes under Article 2 and Sections 4.01 and 4.02,

          (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and

          (d) this Article 8.

          If the Company exercises under Section 8.01 the option applicable to this Section 8.02, subject to the satisfaction of the conditions set forth in
Section 8.04, payment of the Notes may not be accelerated because of an Event of Default. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

SECTION 8.03.     COVENANT DEFEASANCE.

          Upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from its obligations under the covenants contained in Sections 4.03, 4.09 through 4.16, 4.18 and 4.19 hereof, and the operation of Sections 5.01(a)(v) and (b)(v), with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "COVENANT DEFEASANCE") and each Guarantor shall be released from all of its obligations under its Guarantee with respect to such covenants in connection with such outstanding Notes and the

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Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. If the Company exercises under Section 8.01 the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, payment of the Notes may not be accelerated because of an Event of Default specified in clause (d) (with respect to the covenants contained in Sections 4.03, 4.09 through 4.16, 4.18 and 4.19 hereof), (e), (f), (g), (h) and (i) (but in the case of (h) and (i) of Section 6.01, with respect to Significant Restricted Subsidiaries only) or because of the Company's or the Parent's failure to comply with clauses (a)(v) and (b)(v) of Section 5.01.

SECTION 8.04.     CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

          The following shall be the conditions to the application of either
Section 8.02 or 8.03 to the outstanding Notes.

          The Legal Defeasance or Covenant Defeasance may be exercised only if:

     (a) the Company irrevocably deposits with the Trustee, in trust (the "DEFEASANCE TRUST"), for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination of cash in U.S. dollars and non-callable U.S. Government Obligations, in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity or on the next redemption date, as the case may be, and the Company shall specify whether the Notes are being defeased to maturity or to such particular redemption date;

     (b) in the case of Legal Defeasance, the Company shall deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) subsequent to the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (c) in the case of Covenant Defeasance, the Company shall deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (d) no Default or Event of Default has occurred and is continuing on the date of deposit and after giving effect thereto (other than a Default resulting from the borrowing of funds to be applied to such deposit);

     (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any Restricted Subsidiary is a party or by which the Company or any Restricted Subsidiary is bound;

     (f) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

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     (g)  the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

     (h) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05. DEPOSITED CASH AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

          Subject to Section 8.06, all cash and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "TRUSTEE") pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such cash and securities need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any cash or non-callable U.S. Government Obligations held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee (which may be the certification delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.     REPAYMENT TO COMPANY.

          The Trustee shall promptly, and in any event, no later than five (5) Business Days, pay to the Company after request therefor, any excess money held with respect to the Notes at such time in excess of amounts required to pay any of the Company's Obligations then owing with respect to the Notes.

          Any cash or non-callable U.S. Government Obligations deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal, premium, if any, or interest on any Note and remaining unclaimed for one year after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in THE NEW YORK TIMES and THE WALL STREET JOURNAL (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining shall be repaid to the Company.

SECTION 8.07.     REINSTATEMENT.

          If the Trustee or Paying Agent is unable to apply any cash or non-callable U.S. Government Obligations in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's

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obligations under this Indenture and the Notes shall be revived and reinstated
as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such cash and securities in accordance with Section 8.02 or 8.03, as the case may be; PROVIDED, HOWEVER, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the cash and securities held by the Trustee or Paying Agent.

                                   ARTICLE 9.

                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.     WITHOUT CONSENT OF HOLDERS OF NOTES.

          Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture, the Notes or the Guarantees without the consent of any Holder to:

     (a) cure any ambiguity, omission, defect or inconsistency in any manner that is not adverse in any material respect to any Holder of the Notes;

     (b) provide for the assumption by a Surviving Person of the obligations of the Parent or the Company under this Indenture, the Notes and the Guarantees;

     (c) provide for uncertificated Notes in addition to or in place of certificated Notes (PROVIDED that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the
Code);

     (d) add additional Guarantees or additional obligors with respect to the Notes or release, terminate or discharge Guarantors from Guarantees as permitted by the terms of this Indenture;

     (e)  secure the Notes;

     (f) add to the covenants of the Parent and the Company for the benefit of the Holders or to surrender any right or power conferred upon the Parent or the Company;

     (g) make any change that does not adversely affect the legal rights hereunder of any Holder of the Notes;

     (h) make any change to the subordination provisions of this Indenture that would limit or terminate the benefits available to any holder of Senior Debt under such provisions;

     (i) to comply with any requirement of the Commission in connection with the qualification of this Indenture under the TIA; or

     (j)  add a co-issuer of the Notes as contemplated under Section 5.01(a)(i);

     (k) to provide for the issuance of Additional Notes in accordance with this Indenture; or

     (l) to conform the text of this Indenture or the Notes to any provision of the "Description of the Notes" section of the offering memorandum, dated as of March 30, 2004, relating to the sale of the Initial Notes, to the extent that such provision was intended to be a verbatim recitation of a provision of this Indenture or the Notes.

          No amendment may be made to the subordination provisions of this Indenture that adversely affects the rights of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or their Representative) consent to such change.

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SECTION 9.02.     WITH CONSENT OF HOLDERS OF NOTES.

          Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture, the Notes or the Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07, may waive any existing Default or Event of Default (except a continuing Default or Event of Default in (i) the payment of principal, premium, if any, or interest on the Notes and (ii) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment) or compliance with any provision of this Indenture or the Notes.

          Without the consent of each Holder, an amendment or waiver under this
Section 9.02 may not (with respect to any Notes held by a non-consenting
Holder):

          (a) reduce the amount of Notes whose Holders must consent to an amendment or waiver;

          (b) reduce the rate of, or extend the time for payment of, interest, if any, on, any Note;

          (c) reduce the principal of, or extend the Stated Maturity of, any Note;

          (d) make any Note payable in money other than that stated in the Note;

          (e) impair the right of any Holder to receive payment of principal of, premium, if any, and interest, if any, on, such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes or any Guarantee;

          (f) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed, as described under Section 3.07;

          (g) reduce the premium payable upon a Change of Control or, at any time after a Change of Control has occurred, change the time at which the Change of Control Offer relating thereto must be made or at which the Notes must be repurchased pursuant to such Change of Control Offer;

          (h) at any time after the Company is obligated to make a Prepayment Offer with the Excess Proceeds from Asset Sales, change the time at which such Prepayment Offer must be made or at which the Notes must be repurchased pursuant thereto;

          (i) make any change to the subordination provisions of this Indenture that would adversely affect the Holders of the Notes; or

          (j) make any change in any Guarantee that would adversely affect the Holders.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any supplemental indenture. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; PROVIDED that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 120 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

          It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

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          After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holder of each Note affected thereby to such Holder's address appearing in the Security Register a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

SECTION 9.03.     COMPLIANCE WITH TRUST INDENTURE ACT.

          Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

SECTION 9.04.     REVOCATION AND EFFECT OF CONSENTS.

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion thereof that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion thereof if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver shall become effective in accordance with its terms and thereafter shall bind every Holder.

SECTION 9.05.     NOTATION ON OR EXCHANGE OF NOTES.

          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.     TRUSTEE TO SIGN AMENDMENTS, ETC.

          The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. Neither the Company nor any Guarantor may sign an amendment or supplemental indenture until its board of directors (or committee serving a similar function) approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amended or supplemental indenture is the legal, valid and binding obligations of the Company enforceable against it in accordance with its terms, subject to customary exceptions and that such amended or supplemental indenture complies with the provisions hereof (including Section 9.03).

                                   ARTICLE 10.

                                   GUARANTEES

SECTION 10.01.    GUARANTEE.

          Subject to this Article 10, the Guarantors hereby unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns: (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, subject to any applicable grace period, whether at Stated Maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on the overdue principal of and premium, if any, and, to the extent permitted by law, interest, and the due

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and punctual performance of all other obligations of the Company to the Holders or the Trustee under this Indenture, the Registration Rights Agreement or any other agreement with or for the benefit of the Holders or the Trustee, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration pursuant to Section 6.02, redemption or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

          Each Guarantor hereby agrees that its obligations with regard to its Guarantee shall be joint and several, unconditional, irrespective of the validity or enforceability of the Notes or the obligations of the Company under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Notes or the Obligations of the Company under this Indenture or the Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor further, to the extent permitted by law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to:
(a) any right to require any of the Trustee, the Holders or the Company (each a "BENEFITED PARTY"), as a condition of payment or performance by such Guarantor, to (1) proceed against the Company, any other guarantor (including any other Guarantor) of the Obligations under the Guarantees or any other Person, (2) proceed against or exhaust any security held from the Company, any such other guarantor or any other Person, (3) proceed against or have resort to any balance of any deposit account or credit on the books of any Benefited Party in favor of the Company or any other Person, or (4) pursue any other remedy in the power of any Benefited Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Company including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations under the Guarantees or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Company from any cause other than payment in full of the Obligations under the Guarantees; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Benefited Party's errors or omissions in the administration of the Obligations under the Guarantees, except behavior which amounts to bad faith;
(e)(1) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of the Guarantees and any legal or equitable discharge of such Guarantor's obligations hereunder, (2) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (3) any rights to set-offs, recoupments and counterclaims and (4) promptness, diligence and any requirement that any Benefited Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentations, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of the Guarantees, notices of Default under the Notes or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations under the Guarantees or any agreement related thereto, and notices of any extension of credit to the Company and any right to consent to any thereof; (g) to the extent permitted under applicable law, the benefits of any "One Action" rule and (h) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of the Guarantees. Except to the extent expressly provided herein, including Sections 8.02, 8.03 and 10.05, each Guarantor hereby covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in its Guarantee and this Indenture.

          If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

          Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such

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acceleration in respect of the obligations guaranteed hereby and (y) in the event of any declaration of acceleration of such obligations as provided in
Section 6.02 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee. The other Guarantors' shares of such contribution payment will be computed based on the proportion that the net worth of the relevant Guarantor represents relative to the aggregate net worth of all of the Guarantors combined.

SECTION 10.02.    LIMITATION ON GUARANTOR LIABILITY.

     (a) Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that each Guarantor's liability shall be that amount from time to time equal to the aggregate liability of such Guarantor under the guarantee, but shall be limited to the lesser of (a) the aggregate amount of the Company's obligations under the Notes and this Indenture or (b) the amount, if any, which would not have (1) rendered the Guarantor "insolvent" (as such term is defined in Bankruptcy Law and in the Debtor and Creditor Law of the State of New York) or (2) left it with unreasonably small capital at the time its guarantee with respect to the Notes was entered into, after giving effect to the incurrence of existing Debt immediately before such time; PROVIDED, HOWEVER, it shall be a presumption in any lawsuit or proceeding in which a Guarantor is a party that the amount guaranteed pursuant to the guarantee with respect to the Notes is the amount described in clause (a) above unless any creditor, or representative of creditors of the Guarantor, or debtor in possession or Trustee in bankruptcy of the Guarantor, otherwise proves in a lawsuit that the aggregate liability of the Guarantor is limited to the amount described in clause (b).

     (b) In making any determination as to the solvency or sufficiency of capital of a Guarantor in accordance with this Section 10.02, the right of each Guarantor to contribution from other Guarantors and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.

SECTION 10.03.    EXECUTION AND DELIVERY OF GUARANTEE.

          To evidence its Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Guarantee in substantially the form included in Exhibit E attached hereto shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President, Chief Financial Officer, Treasurer or one of its Vice Presidents.

          Each Guarantor hereby agrees that its Guarantee set forth in Section
10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

          If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

          The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

          The Company hereby agrees that it shall cause each Person that becomes obligated to provide a Guarantee pursuant to Section 4.19 to execute a supplemental indenture in form and substance reasonably satisfactory to the Trustee, pursuant to which such Person provides the guarantee set forth in this
Article 10 and otherwise assumes the obligations and accepts the rights of a Guarantor under this Indenture, in each case with the same effect and to the same extent as if such Person had been named herein as a Guarantor. The Company also hereby agrees to cause each such new Guarantor to evidence its guarantee by endorsing a notation of such guarantee on each Note as provided in this Section 10.03.

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SECTION 10.04.    GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

          Except as otherwise provided in Section 10.05, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the Surviving Person) another Person whether or not affiliated with such Guarantor unless:

     (a) subject to Section 10.05, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under this Indenture, the Guarantee and any Registration Rights Agreements on the terms set forth herein or therein; and

     (b)  the Guarantor complies with the requirements of Article 5 hereof.

          In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

          Except as set forth in Articles 4 and 5, and notwithstanding clauses
(a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

SECTION 10.05.    RELEASES FOLLOWING MERGER, CONSOLIDATION OR SALE OF ASSETS,
ETC..

          In the event of a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) a Subsidiary of the Parent, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and relieved of any obligations under its Guarantee; PROVIDED that the net proceeds of such sale or other disposition shall be applied in accordance with the applicable provisions of this Indenture, including without limitation Section
4.12. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary in accordance with the provisions of Section 4.17, such Subsidiary shall be released and relieved of any obligations under its Guarantee. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company or Parent in accordance with the provisions of this Indenture, including without limitation Section 4.12, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee.

          Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

                                   ARTICLE 11.

                           SATISFACTION AND DISCHARGE

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SECTION 11.01.    SATISFACTION AND DISCHARGE.

          This Indenture shall be discharged and shall cease to be of further effect, except as to surviving rights of registration of transfer or exchange of the Notes, as to all Notes issued hereunder, when:

     (a)  either:

         (i) all Notes that have been previously authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has previously been deposited in trust or segregated and held in trust by the Company and is thereafter repaid to the Company or discharged from the trust) have been delivered to the Trustee for cancellation; or

        (ii) all Notes that have not been previously delivered to the Trustee for cancellation have become due and payable by their terms within one year or have been called for redemption, and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as shall be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Debt on the Notes not previously delivered to the Trustee for cancellation or redemption for principal, premium, if any, and interest on the Notes to the date of deposit, in the case of Notes that have become due and payable, or to the Stated Maturity or redemption date, as the case may be.

     (b) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

     (c) the Company has paid all other sums payable by the Company with respect to the Notes under this Indenture; and

     (d) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at Stated Maturity or on the redemption date.

     In addition, the Company shall have delivered to the Trustee an Officers' Certificate and Opinion of Counsel stating that all conditions precedent relating to the satisfaction and discharge of this Indenture have been satisfied.

SECTION 11.02. DEPOSITED CASH AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

          Subject to Section 11.03, all cash and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 11.02, the "Trustee") pursuant to Section 11.01 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such cash and securities need not be segregated from other funds except to the extent required by law.

SECTION 11.03.    REPAYMENT TO COMPANY.

          Any cash or non-callable U.S. Government Obligations deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Company for payment thereof,

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and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in THE NEW YORK TIMES and THE WALL STREET JOURNAL (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining shall be repaid to the Company.

                                   ARTICLE 12.

                                  SUBORDINATION

SECTION 12.01.    AGREEMENT TO SUBORDINATE

          The Company agrees, and each Holder by accepting a Note agrees, that the payment of principal of, premium, if any, and interest on, and all other amounts payable in respect of, the Notes and payment under any Guarantee is subordinated in right of payment, to the extent and in the manner provided in this Article 12 and subject to the provisions of Article 8 hereof, to the payment when due in cash of all Senior Debt of the Company or the relevant Guarantor, as the case may be, and that the subordination is for the benefit of and enforceable by the holders of such Senior Debt. The Notes and Guarantees shall in all respects rank pari passu with any future Senior Subordinated Debt of the Company or the relevant Guarantor, as the case may be, and senior to all existing and future Subordinated Debt of the Company or the relevant Guarantor, as the case may be, and only Senior Debt shall rank senior to the Notes in accordance with the provisions set forth herein. All provisions of this Article 12 shall be subject to Section 12.12. All references to "Senior Debt" in this
Article 12 are to Senior Debt of the Company or the relevant Guarantor, as the case may be.

SECTION 12.02.    LIQUIDATION, DISSOLUTION, BANKRUPTCY

     (a) Upon any payment or distribution of the assets of the Company or the relevant Guarantor to creditors upon a liquidation, dissolution or winding up of the Company or the relevant Guarantor or in a bankruptcy, reorganization, receivership or similar proceeding relating to the Company or the relevant Guarantor or its or their property or upon an assignment for the benefit of the Company's or the relevant Guarantor's creditors or the marshaling of its or their assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full in cash before the Holders of the Notes are entitled to receive any payment of principal of, premium, if any, or interest, including on, the Notes, except that Holders of Notes may receive and retain such payments made in Permitted Junior Securities and payments from the trust described in
Article 8 hereof.

     (b) Until the Senior Debt is paid in full in cash, any distribution to which Holders of the Notes would be entitled but for this Article 12 will be made to holders of the Senior Debt as their interests may appear (except that Holders of Notes may receive and retain payments made in Permitted Junior Securities and payments and other distributions made from the trust described in
Article 8 hereof; provided that (i) no Holder of the Notes shall have the right to receive and retain any such Permitted Junior Securities if the existence of such right would have the effect of causing the Notes to be treated in the same class of claims as the Senior Debt of the Company or any class of claims which is pari passu with such Senior Debt and (ii) holders of Senior Debt shall be entitled to receive any cash payments made to any Holder of Notes on the account of Permitted Junior Securities until all Obligations in respect of Senior Debt have been paid in full in cash).

SECTION 12.03.    DEFAULT ON SENIOR DEBT

          The Company may not pay (except in Permitted Junior Securities or from the trust described in Article 8 hereof) principal of, or premium, if any, or interest on, the Notes, or make any deposit in respect of the Notes pursuant to
Section 8.04, and may not repurchase, redeem or otherwise retire any Notes (collectively, "PAY THE NOTES") if (a) any principal, premium, interest or any other amount payable in respect of any Senior Debt is not paid within any applicable grace period (including at maturity) or (b) any other default on Senior Debt occurs and the maturity of such Senior Debt is accelerated in accordance with its terms unless, in either case, (1) the default has been cured or waived and any such acceleration has been rescinded or (2) such Senior Debt has been paid in full in

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cash; provided, however, that the Company may pay the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the holders of such Senior Debt or, if there is no Representative, from the holders of such Senior Debt.

          During the continuance of any default (other than a default described in clause (a) or (b) of the preceding sentence) with respect to any Designated Senior Debt pursuant to which the maturity thereof may be accelerated immediately without further notice (except any notice required to effect the acceleration) or the expiration of any applicable grace period, the Company may not pay the Notes for a period (a "PAYMENT BLOCKAGE PERIOD") commencing upon the receipt by the Company and the Trustee of written notice of such default from the Representative of the holders of such Designated Senior Debt or, if there is no Representative, from the holders of such Designated Senior Debt, specifying an election to effect a Payment Blockage Period (a "PAYMENT BLOCKAGE NOTICE") and ending 179 days thereafter (unless such Payment Blockage Period is earlier terminated by written notice to the Trustee and the Company from the Representative of the holders of such Designated Senior Debt or, if there is no Representative, from the holders of such Designated Senior Debt that gave such Payment Blockage Notice because (a) such default is no longer continuing or (b) because such Designated Senior Debt has been repaid in full in cash). Not more than one Payment Blockage Notice with respect to all issues of Designated Senior Debt may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to one or more issues of Designated Senior Debt during such period. No non-payment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be the basis for a subsequent Payment Blockage Notice. Following the expiration of any Payment Blockage Period, the Company shall (unless otherwise prohibited as described in the first two sentences of this paragraph) resume making any and all required payments in respect of the Notes, including, without limitation, any missed payments, unless the maturity of any Designated Senior Debt has been accelerated, and such acceleration remains in full force and effect.

          If any Payment Blockage Notice is delivered to the Trustee by or on behalf of the holders of Designated Senior Debt (other than the holders of Debt under the Senior Credit Facility), a Representative of holders of Debt under the Senior Credit Facility may still give another Payment Blockage Notice within the same period.

          The Company shall give prompt written notice to the Trustee of any default in the payment of any Senior Debt or any acceleration under any Senior Debt or under any agreement pursuant to which Senior Debt may have been issued. Failure to give such notice shall not effect the subordination of the Notes to the Senior Debt or the application of the other provisions provided in this
Article 12.

SECTION 12.04.    ACCELERATION OF PAYMENT OF SECURITIES.

          If payment of the Notes is accelerated when Designated Senior Debt is outstanding, the Company may not pay the Notes until three Business Days after the Representative of the holders of such Designated Senior Debt or, if there is no Representative, the holders of such Designated Senior Debt receive notice of such acceleration and, thereafter, may pay the Notes only if this Indenture otherwise permits payment at that time.

SECTION 12.05.    WHEN DISTRIBUTION MUST BE PAID OVER.

          If a payment or distribution is made to Holders that because of this
Article 12 should not have been made to them, the Trustee or the Holders who receive the distribution shall hold it in trust for holders of Senior Debt (pro rata as to each of such holders of Senior Debt on the basis of the respective amounts of Senior Debt paid to them) and pay it over to them or their Representative as their interests may appear.

SECTION 12.06.    SUBROGATION

          After all Senior Debt is paid in full and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Debt that is pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt. A distribution made under this Article 12 to holders of Senior Debt that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on such Senior Debt.

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SECTION 12.07.    RELATIVE RIGHTS

          This Article 12 defines the relative rights of Holders and holders of Senior Debt. Nothing in this Indenture shall:

     (a) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium, if any, and interest on, the Notes in accordance with their terms;

     (b) affect the relative rights of Holders and creditors of the Company other then their rights in relation to holders of Senior Debt; or

     (c) prevent the Trustee or any Holder from exercising its available remedies upon a Default or an Event of Default, subject to the rights of holders of Senior Debt to receive distributions otherwise payable to Holders.

SECTION 12.08.    SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY

          No right of any holder of Senior Debt to enforce the subordination of the Debt evidenced by the Notes shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

SECTION 12.09.    RIGHTS OF TRUSTEE AND PAYING AGENT

          Notwithstanding Section 12.03, the Trustee or Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Responsible Officer receives notice satisfactory to it that payments may not be made under this Article 12. The Company, the Registrar, the Paying Agent, a Representative or a holder of Senior Debt may give the notice; PROVIDED, HOWEVER, that, if an issue of Senior Debt has a Representative, only the Representative may give the notice.

          The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. The Registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 12 with respect to any Senior Debt that may at any time be held by it, to the same extent as any other holder of such Senior Debt; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 12 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

SECTION 12.10.    DISTRIBUTION OR NOTICE TO REPRESENTATIVE

          Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative (if any).

SECTION 12.11. ARTICLE 12 NOT TO PREVENT EVENTS OF DEFAULT OR LIMIT RIGHT TO ACCELERATE

          Nothing in this Article 12 shall prevent an Event of Default in accordance with Article 6 or have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Notes or to exercise the rights and remedies in Article 6.

SECTION 12.12.    TRUST MONEYS NOT SUBORDINATED

          Notwithstanding anything contained herein to the contrary, payments from cash or the proceeds of non-callable U.S. Government Securities held in trust under Article 8 by the Trustee for the payment of principal of and interest on the Notes shall not be subordinated to the prior payment of any Senior Debt or subject to the restrictions set forth in this Article 12, and none of the Holders shall be obligated to pay over any such amount to the Company or any holder of Senior Debt or any other creditor of the Company.

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SECTION 12.13.    TRUSTEE ENTITLED TO RELY

          Upon any payment or distribution pursuant to this Article 12, the Trustee and the Holders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.02 are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (c) upon a certificate of the Representative of the holders of Senior Debt or, if there is no Representative, the holders of Senior Debt for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other Debt of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article
12. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article 12, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 12, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Section 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 12.

SECTION 12.14.    TRUSTEE TO EFFECTUATE SUBORDINATION

          Each Holder by accepting a Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Debt as provided in this Article 12 and appoints the Trustee as attorney-in-fact for any and all such purposes.

SECTION 12.15.    TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR DEBT

          The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company or any other Person, money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 12 or otherwise, except if such mistake was the result of the Trustee's gross negligence or willful misconduct.

SECTION 12.16.    RELIANCE BY HOLDERS OF SENIOR DEBT ON SUBORDINATION PROVISIONS

          Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of such Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

                                   ARTICLE 13.

                                  MISCELLANEOUS

SECTION 13.01.    TRUST INDENTURE ACT CONTROLS.

          If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

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SECTION 13.02.    NOTICES.

          Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next-day delivery, to the other's address:

          If to the Company:

          Prestige Brands, Inc.
          90 North Broadway
          Irvington, New York 10533
          Attention: Peter Anderson
          Telecopier No.: (914) 524-6821

          With a copy to:

          Kirkland & Ellis LLP
          200 East Randolph Drive
          Chicago, Illinois 60601
          Attention: Dennis Myers, Esq.
          Telecopier No.: (312) 861-2200

          If to the Trustee:

          U.S. Bank National Association
          60 Livingston Avenue
          St. Paul, Minnesota 55107
          Attention: Frank Leslie
          Telecopier No.: (651) 495-8097

          The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to the Trustee or Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if sent by facsimile transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery. All notices and communications to the Trustee or Holders shall be deemed duly given and effective only upon receipt.

          Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next-day delivery to its address shown on the Security Register. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 13.03.    COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

          Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 13.04.    CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

          Upon any request or application by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee:

     (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 13.05.    STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

     (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

With respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate, certificates of public officials or reports or opinions of experts.

SECTION 13.06.    RULES BY TRUSTEE AND AGENTS.

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 13.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

          No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or of the Guarantors under the Notes, this Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver and release may not be effective to waive or release liabilities under the federal securities laws.

SECTION 13.08.    GOVERNING LAW.

          THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 13.09.    NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

          This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Parent, the Company or their respective Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.10.    SUCCESSORS.

          All covenants and agreements of the Company and the Guarantors in this Indenture, the Notes and the Guarantees shall bind their respective successors. All covenants and agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.11.    SEVERABILITY.

          In case any provision in this Indenture, the Notes or the Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.12.    COUNTERPART ORIGINALS.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.13.    TABLE OF CONTENTS, HEADINGS, ETC.

          The Table of Contents, Cross-Reference Table and Headings in this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 13.14.    QUALIFICATION OF THIS INDENTURE.

          The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of any Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys' fees and expenses for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

                         [Signatures on following page]

                                   SIGNATURES

Dated as of April 6, 2004

                                        ISSUER:

                                        PRESTIGE BRANDS, INC.


                                        By:  /S/ PETER J. ANDERSON
                                           ----------------------------------
                                           Name: Peter J. Anderson
                                           Title: Secretary and Treasurer


                                        GUARANTORS:

                                        PRESTIGE BRANDS INTERNATIONAL, LLC
                                        PRESTIGE PRODUCTS HOLDINGS, INC.
                                        PRESTIGE HOUSEHOLD HOLDINGS, INC.
                                        PRESTIGE HOUSEHOLD BRANDS, INC.
                                        THE COMET PRODUCTS CORPORATION
                                        THE SPIC AND SPAN COMPANY
                                        PRESTIGE ACQUISITION HOLDINGS LLC
                                        MEDTECH HOLDINGS, INC.
                                        MEDTECH PRODUCTS, INC.
                                        PECOS PHARMACEUTICAL, INC.
                                        THE CUTEX COMPANY
                                        PRESTIGE PERSONAL CARE HOLDINGS, INC.
                                        PRESTIGE PERSONAL CARE, INC.
                                        THE DENOREX COMPANY
                                        BONITA BAY HOLDINGS, INC.
                                        PRESTIGE BRANDS HOLDINGS, INC.
                                        PRESTIGE BRANDS INTERNATIONAL, INC.
                                        PRESTIGE BRANDS FINANCIAL CORPORATION

                                        By:  /S/ PETER J. ANDERSON
                                           ----------------------------------
                                           Name: Peter J. Anderson
                                           Title: Secretary and Treasurer

                                    SIGNATURE PAGES TO THE SENIOR NOTE INDENTURE

                                        TRUSTEE:


                                        U.S. BANK NATIONAL ASSOCIATION


                                        By: /S/ FRANK LESLIE
                                           ----------------------------------
                                           Name: Frank Leslie
                                           Title: Vice President

                                    SIGNATURE PAGES TO THE SENIOR NOTE INDENTURE

                                                                      SCHEDULE I


                          NON-RECURRING AND OTHER ITEMS
                             (dollars in thousands)

Purchase Accounting Impact of CLEAR EYES and MURINE Acquisition      $  2,957
Management Fees                                                         3,358
Gain on Sale of SPIC AND SPAN license in Italy                         (2,900)
Clear Eyes and Murine International Acquisitions                          900
Incremental CLEAR EYES and MURINE Transitional
     Services Agreement Costs                                             300

                                                                       EXHIBIT A

                                 (Face of Note)


                    9 1/4% SENIOR SUBORDINATED NOTES DUE 2012


                                                             CUSIP _____________
NO.____                                                          $______________

                              PRESTIGE BRANDS, INC.

promises to pay to CEDE & CO., INC. or registered assigns, the principal sum of _________________ Dollars ($______________) on April 15, 2012.

Interest Payment Dates: April 15 and October 15.

Record Dates: April 1 and October 1.

Dated: ______________, 20[  ].

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.


                                   PRESTIGE BRANDS, INC.


                                   By:
                                      --------------------------------
                                      Name:
                                      Title:


This is one of the [Global]
Notes referred to in the
within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
   ---------------------------
   Authorized Signatory

Dated _____________, 20__

                                 (Back of Note)

                    9 1/4% SENIOR SUBORDINATED NOTES DUE 2012

[INSERT THE GLOBAL NOTE LEGEND, IF APPLICABLE PURSUANT TO THE TERMS OF THE INDENTURE]

[INSERT THE PRIVATE PLACEMENT LEGEND, IF APPLICABLE PURSUANT TO THE TERMS OF THE INDENTURE]

[INSERT THE REGULATION S TEMPORARY GLOBAL NOTE LEGEND, IF APPLICABLE PURSUANT TO THE TERMS OF THE INDENTURE]

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. INTEREST. Prestige Brands, Inc., a Delaware corporation (the "COMPANY"), promises to pay interest on the principal amount of this Note at 9 1/4% per annum until maturity and shall pay Special Interest, if any, as provided in the Registration Rights Agreement. The Company shall pay interest semi-annually on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "INTEREST PAYMENT DATE"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; PROVIDED, HOWEVER, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; PROVIDED, FURTHER, that the first Interest Payment Date shall be October 15, 2004. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest, if any (without regard to any applicable grace periods), from time to time at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

     2. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) to the Persons in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the April 1 or October 1 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, and interest and Special Interest, if any, at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Security Register; PROVIDED, HOWEVER, that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest and Special Interest, if any, and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. INDENTURE. The Company issued the Notes under an Indenture dated as of April 6, 2004 ("INDENTURE") among the Company, the guarantors party thereto (the "GUARANTORS") and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company unlimited in aggregate principal amount.

     5.   OPTIONAL REDEMPTION.

          (a) Except as set forth in clauses (b) and (c) of this paragraph 5, the Notes will not be redeemable at the option of the Company prior to April 15, 2008. Starting on that date, the Company may redeem all or any portion of the Notes, at once or over time, after giving the required notice under the Indenture. The Notes may be redeemed at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Special Interest, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period commencing on April 15 of the years indicated below:

Year                                                                  Percentage
----                                                                  ----------
2008...............................................................     104.625%
2009...............................................................     102.313%
2010 and thereafter................................................     100.000%

          (b) At any time and from time to time prior to April 15, 2007, the Company may redeem up to 40% of the original aggregate principal amount of the Notes issued under the Indenture (including Additional Notes) at a redemption price (expressed as a percentage of principal amount) equal to 109.250 % of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment
Date) with proceeds of one or more Equity Offerings; PROVIDED, HOWEVER, that after giving effect to any such redemption, at least 60% of the original aggregate principal amount of the Notes initially issued under the Indenture (including Additional Notes, but excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after giving effect to such redemption. Any such redemption shall be made within 90 days after the consummation of such Equity Offering.

     (c) At any time prior to April 15, 2008, the Company may redeem all or any portion of the Notes, at once or over time, after giving the required notice under the Indenture at a redemption price equal to the greater of:

          (1) 100% of the principal amount of the Notes to be redeemed, and

          (2) the sum of the present values of (x) the redemption price of the Notes at April 15, 2008 (as set forth in the preceding paragraph) and (y) the remaining scheduled payments of interest from the redemption date through, April 15, 2008, but excluding accrued and unpaid interest through the redemption date, discounted to the redemption date (assuming a 360 day year consisting of twelve 30 day months), at the Treasury Rate plus 75 basis points, plus, in either case, accrued and unpaid interest, including Special Interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

          (d) Any prepayment pursuant to this paragraph shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

     6. MANDATORY REDEMPTION. Except as set forth in Sections 4.12 and 4.18 of the Indenture, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

     7.   REPURCHASE AT OPTION OF HOLDER.

     (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of such Holder's Notes (a "CHANGE OF CONTROL OFFER") at a purchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest and Special Interest, if any, on the Notes repurchased to the purchase date (subject to the right of Holders of record on the relevant record date to receive interest to, but excluding, the purchase date).

     (b) If the Parent, the Company or one of their respective Restricted Subsidiaries consummates any Asset Sales, within 30 days of the date on which the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall commence an offer to all Holders of Notes and all Holders of other Debt that is PARI PASSU with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (a "PREPAYMENT OFFER") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) and other PARI PASSU Debt that may be purchased out of the Excess Proceeds at an offer price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest and Special Interest, if any, to the date fixed for the closing of such offer in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes (including Additional Notes) and other PARI PASSU Debt tendered pursuant to a Prepayment Offer is less than the Excess Proceeds, the Company (or such Restricted Subsidiary) may use such deficiency for any purpose not prohibited by the Indenture. If the aggregate principal amount of Notes and other PARI PASSU Indebtedness surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a PRO RATA basis. Holders of Notes that are the subject of an offer to purchase will receive a Prepayment Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

     8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

     9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. [This Note shall represent the aggregate principal amount of outstanding Notes from time to time endorsed hereon and the aggregate principal amount of Notes represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.](1) The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          [This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the Distribution Compliance Period and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.](2)

     10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

     11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Company and the Trustee may amend or supplement the Indenture, the Notes or the Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 of the Indenture, may waive any existing Default or Event of Default (except a continuing Default or Event of Default in (i) the payment of principal, premium, if any, interest or Special Interest, if any, on the Notes and (ii) in respect of a covenant which under the Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment) or compliance with any provision of the Indenture or the Notes. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture, the Notes or the Guarantees: to cure any ambiguity, omission, defect or inconsistency in any manner that is not adverse in any material respect to any Holder of the Notes; to provide for the assumption by a Surviving Person of the obligations of the Parent or the Company under

----------
(1)  Include only if a global note.

(2)  To be used for Temporary Regulation S Global Note only.

the Indenture, the Notes and the Guarantees; to provide for uncertificated Notes in addition to or in place of certificated Notes; to add additional Guarantees or additional obligors with respect to the Notes, or release, terminate or discharge Guarantors from Guarantees as permitted by the Indenture; to secure the Notes; to add to the covenants of the Parent and the Company for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Parent or the Company; to make any change that does not adversely affect the legal rights under the Indenture of any Holders of Notes; to make any change to the subordination provisions of the Indenture that would limit or terminate the benefits available to any holder of Senior Debt under such provisions; to comply with any requirement of the Commission in connection with the qualification of the Indenture under the TIA; to add a co-issuer of the Notes as contemplated by
Section 5.01(a)(i) of the Indenture; to provide for the issuance of Additional Notes; and to conform the text of the Indenture or the Notes to any provision of the "Description of the Notes" section of the offering memorandum, dated as of March 30, 2004, relating to the sale of the Initial Notes, to the extent that such provision was intended to be a verbatim recitation of a provision of this Indenture or the Notes.

     12. DEFAULTS AND REMEDIES. Each of the following is an Event of Default under the Indenture: failure to make the payment of any interest on the Notes when the same becomes due and payable, and such failure continues for a period of 30 days; failure to make the payment of any principal of, or premium, if any, on, any of the Notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise; failure to comply with Section 5.01 of the Indenture; failure to comply with any other covenant or agreement in the Notes or in the Indenture (other than a failure that is the subject of the foregoing clauses), and such failure continues for 30 days after written notice is given to the Company by the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding specifying such default, demanding that it be remedied and stating that such notice is a "Notice of Default"; a default under any Debt by the Parent or any Restricted Subsidiary that results in acceleration of the maturity of such Debt, or failure to pay any such Debt at maturity, in an aggregate amount greater than $10.0 million or its foreign currency equivalent at the time; any final judgment or judgments for the payment of money in an aggregate amount in excess of $10.0 million (or its foreign currency equivalent at the time) (net of any amounts that a reputable and creditworthy insurance company shall have acknowledged liability for in writing) that shall be rendered against the Parent or any Restricted Subsidiary and that shall not be waived, satisfied or discharged for any period of 30 consecutive days during which a stay of enforcement shall not be in effect; any Guarantee of the Parent or a Significant Restricted Subsidiary or a group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Restricted Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guarantee) or any Guarantor denies or disaffirms its obligations under its Guarantee; and certain events of bankruptcy, insolvency or reorganization affecting the Company or any of its Significant Restricted Subsidiaries.

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency described in the Indenture, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Special Interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Special Interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     13. TRUSTEE DEALINGS WITH COMPANY. Subject to certain limitations, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.

     14. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder of the Company or of any Guarantor, as such, shall have any liability for any obligations of the

Company or any Guarantor under the Indenture, the Notes, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability.

     15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes that are Initial Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of April 6, 2004, among the Company, the Guarantors and the parties named on the signature pages thereto or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in one or more registration rights agreement, if any, among the Company and the other parties thereto, relating to rights given by the Company to the purchasers of any Additional Notes.

     18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

          Prestige Brands, Inc.
          90 North Broadway
          Irvington, New York 10533
          Attention: Peter Anderson
          Telecopier No.: (914) 524-6821

     19. GOVERNING LAW. The internal law of the State of New York shall govern and be used to construe this Note without giving effect to applicable principals of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                       Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to
Section 4.12 or 4.18 of the Indenture, check the box below:

/ /  Section 4.12

/ /  Section 4.18

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.12 or Section 4.18 of the Indenture, state the amount you elect to have purchased: $_____________________

Date:                            Your Signature:
     -----------------------                    --------------------------------
                                 (Sign exactly as your name appears on the Note)

                                 Tax Identification No.:

                                 -----------------------------------------------


                                 SIGNATURE GUARANTEE:


                                 -----------------------------------------------
                                 Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:


(I) or (we) assign and transfer this Note to


________________________________________________________________________________
            (Insert assignee's social security or other tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.
________________________________________________________________________________

Date:
     ---------------
                               Your Signature:
                                              ---------------------------------
                               (Sign exactly as your name appears on the face of this Note)

                               Signature Guarantee:
                                                   -----------------------------

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

          The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                Principal Amount
                        Amount of                              of this Global Note       Signature of
                       decrease in       Amount of increase      following such      authorized signatory
                    Principal Amount     in Principal Amount      decrease (or           of Trustee or
Date of Exchange   of this Global Note   of this Global Note        increase)           Note Custodian
----------------   -------------------   -------------------   -------------------   --------------------


                                    EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Prestige Brands, Inc.
90 North Broadway
Irvington, New York 10533
Attention: Peter Anderson
Telecopier No.: (914) 524-6821

U.S. Bank National Association
60 Livingston Avenue
St. Paul, Minnesota 55107
Attention: Frank Leslie
Telecopier No.: (651) 495-8097

     Re:    9 1/4% Senior Subordinated Notes Due 2012
            -----------------------------------------

          Reference is hereby made to the Indenture, dated as of April 6, 2004 (the "INDENTURE"), among Prestige Brands, Inc., as issuer (the "COMPANY"), the Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          ___________________, (the "TRANSFEROR") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "TRANSFER"), to ___________________________ (the "TRANSFEREE"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

          1. / / CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

          2. / / CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(a) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on

Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

          3. / / CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                 (a) / / such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

                 (b) / / such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

                 (c) / / such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

                 (d) / / such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

          4. / / CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

          (a) / / CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (b) / / CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (c) / / CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                      ------------------------------------------
                                             [Insert Name of Transferor]


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                      Dated:
                                            -------------------

                       ANNEX A TO CERTIFICATE OF TRANSFER

          1.   The Transferor owns and proposes to transfer the following:

                              [CHECK ONE OF (a) OR (b)]

               (a)     / /  a beneficial interest in the:

               (i)     / /  144A Global Note (CUSIP _________), or

               (ii)    / /  Regulation S Global Note (CUSIP _________), or

               (iii)   / /  IAI Global Note (CUSIP _________); or

               (b)     / /  a Restricted Definitive Note.

          2.   After the Transfer the Transferee will hold:

                            [CHECK ONE OF (a), (b) OR (c)]

               (a)     / /  a beneficial interest in the:

               (i)     / /  144A Global Note (CUSIP _________), or

               (ii)    / /  Regulation S Global Note (CUSIP _________), or

               (iii)   / /  IAI Global Note (CUSIP _________); or

               (iv)    / /  Unrestricted Global Note (CUSIP _________); or

               (b)     / /  a Restricted Definitive Note; or

               (c)     / /  an Unrestricted Definitive Note,

               in accordance with the terms of the Indenture.

                                    EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Prestige Brands, Inc.
90 North Broadway
Irvington, New York 10533
Attention: Peter Anderson
Telecopier No.: (914) 524-6821

U.S. Bank National Association
60 Livingston Avenue
St. Paul, Minnesota 55107
Attention: Frank Leslie
Telecopier No.: (651) 495-8097


     Re:    9 1/4% Senior Subordinated Notes Due 2012
            -----------------------------------------

          Reference is hereby made to the Indenture, dated as of April 6, 2004 (the "INDENTURE"), among Prestige Brands, Inc., as issuer (the "COMPANY"), the Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          __________________________, (the "OWNER") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "EXCHANGE"). In connection with the Exchange, the Owner hereby certifies that:

          1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

          (a) / / CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (b) / / CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (c) / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (d) / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the

Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act,
(iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

          (a) / / CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

          (b) / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CIRCLE ONE] 144A Global Note, Regulation S Global Note, IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Note and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                      ------------------------------------------
                                             [Insert Name of Transferor]

                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                      Dated:
                                            -------------------

                                    EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Prestige Brands, Inc.
90 North Broadway
Irvington, New York 10533
Attention: Peter Anderson
Telecopier No.: (914) 524-6821

U.S. Bank National Association
60 Livingston Avenue
St. Paul, Minnesota 55107
Attention: Frank Leslie
Telecopier No.: (651) 495- 8097

     Re:    9 1/4% Senior Subordinated Notes Due 2012
            -----------------------------------------

          Reference is hereby made to the Indenture, dated as of April 6, 2004 (the "INDENTURE"), among Prestige Brands, Inc., as issuer (the "COMPANY"), the Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          In connection with our proposed purchase of $____________ aggregate principal amount of:

          (a) / / a beneficial interest in a Global Note, or

          (b) / / a Definitive Note,

                  we confirm that:

          1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "SECURITIES ACT").

          2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

          3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

          4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment. We have had access to such financial and other information and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase the Notes.

          5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion and are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act of the securities laws of any state of the United States or any other applicable jurisdiction.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. This letter shall be governed by, and construed in accordance with, the laws of the State of New York.

                                      ------------------------------------------
                                         [Insert Name of Accredited Investor]

                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

Dated:
      --------------------

                                    EXHIBIT E

                          FORM OF NOTATION OF GUARANTEE

          For value received, each Guarantor (which term includes any successor Person under the Indenture), jointly and severally, unconditionally guarantees, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of April 6, 2004 (the "INDENTURE"), among Prestige Brands, Inc., as issuer (the "COMPANY"), the Guarantors listed on the signature pages thereto and U.S. Bank National Association, as trustee (the "TRUSTEE"), (a) the due and punctual payment of the principal of, premium, if any, and interest and Special Interest, if any, on the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, if any, and, to the extent permitted by law, interest and Special Interest, if any, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. This Guarantee is subject to release as and to the extent set forth in Sections 8.02, 8.03 and 10.05 of the Indenture. Each Holder of a Note, by accepting the same agrees to and shall be bound by such provisions. Capitalized terms used herein and not defined are used herein as so defined in the Indenture.

                                    PRESTIGE BRANDS INTERNATIONAL, LLC
                                    PRESTIGE PRODUCTS HOLDINGS, INC.
                                    PRESTIGE HOUSEHOLD HOLDINGS, INC.
                                    PRESTIGE HOUSEHOLD BRANDS, INC.
                                    THE COMET PRODUCTS CORPORATION
                                    THE SPIC AND SPAN COMPANY
                                    PRESTIGE ACQUISITION HOLDINGS LLC
                                    MEDTECH HOLDINGS, INC.
                                    MEDTECH PRODUCTS, INC.
                                    PECOS PHARMACEUTICAL, INC.
                                    THE CUTEX COMPANY
                                    PRESTIGE PERSONAL CARE HOLDINGS, INC.
                                    PRESTIGE PERSONAL CARE, INC.
                                    THE DENOREX COMPANY
                                    BONITA BAY HOLDINGS, INC.
                                    PRESTIGE BRANDS HOLDINGS, INC.
                                    PRESTIGE BRANDS INTERNATIONAL, INC.
                                    PRESTIGE BRANDS FINANCIAL CORPORATION

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title: